                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                          ANNTAYLOR STORES CORPORATION
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
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      0-11.

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      (2)   Aggregate number of securities to which transaction applies:

            N/A
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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                [ANNTAYLOR LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 2003

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AnnTaylor Stores Corporation (the "Company") will be held at 9:00 a.m. on Thursday, May 1, 2003, at The Peninsula Hotel, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

     1. To elect three Class III Directors of the Company, each to serve for a term of three years;

     2. To re-approve the material terms of the performance goals under the Company's Long Term Cash Incentive Compensation Plan, as amended, originally approved by the Company's stockholders in 1998;

     3.  To approve the Company's 2003 Equity Incentive Plan;

     4. To ratify the engagement by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2003; and

     5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Only stockholders of record at the close of business on Wednesday, March 12, 2003 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          /s/ Barbara K. Eisenberg

                                          Barbara K. Eisenberg
                                          Secretary

New York, New York
April 1, 2003

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND MAILING IT TO THE COMPANY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF INTERNET VOTING IS AVAILABLE TO YOU, VOTING INSTRUCTIONS ARE PRINTED ON THE PROXY CARD SENT TO YOU. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

                                [ANNTAYLOR LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 2003

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is being furnished to the stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders of the Company, to be held at 9:00 a.m. on Thursday, May 1, 2003, at The Peninsula Hotel, 700 Fifth Avenue, New York, New York, 10019 and at any and all adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon the: (1) election of three Class III Directors, each to serve for a term of three years; (2) re-approval of the material terms of the performance goals under the Company's Long Term Cash Incentive Compensation Plan, as amended, originally approved by the Company's stockholders in 1998; (3) approval of the Company's 2003 Equity Incentive Plan; and (4) ratification of the engagement of the Company's independent auditors for fiscal year 2003.

     The mailing of this Proxy Statement and the accompanying form of proxy to the stockholders of the Company is expected to commence on or about April 1, 2003.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Company's common stock, par value $.0068 per share (the "Common Stock"), at the close of business on March 12, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 44,599,251 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

     Each stockholder is entitled to one vote per share for each share of Common Stock held of record in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting.

     The Class III Directors will be elected by the affirmative vote of holders of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting. With respect to Proposals 2, 3 and 4, the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval.

     In determining whether each of the proposals submitted to a vote of the stockholders has received the requisite number of affirmative votes, (i) abstentions will not be counted as votes cast in connection with determining the plurality required to elect Directors and will have no effect on the outcome of that vote, and (ii) abstentions will be counted as shares present and entitled to vote and will have the same effect as a vote against Proposals 2, 3 and 4, as the case may be.

     Shares of Common Stock that are represented by properly executed proxies and received in time for voting at the Annual Meeting (and that have not been revoked) will be voted in accordance with the instructions indicated on the proxy. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them for the election of the Board of Directors' nominees for Class III Directors and in favor of Proposals 2, 3 and 4.

     No business other than as set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Stockholders who execute the enclosed proxy may still attend the Annual Meeting and vote in person.

     Any proxy may be revoked at any time before it is exercised by providing written notice of revocation to the Secretary of the Company, 1372 Broadway, 12th Floor, New York, New York 10018, by executing a proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy or an earlier vote.

     Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation. The Company has retained Morrow & Co., Inc. ("Morrow"), a professional soliciting organization, to assist in soliciting proxies from brokerage firms, custodians, and other fiduciaries. The Company expects the fees for Morrow to be approximately $7,500 plus expenses. The cost of this solicitation will be borne by the Company.

     The principal executive offices of the Company are located at 142 West 57th Street, New York, New York 10019.

                                   PROPOSAL 1

                        ELECTION OF CLASS III DIRECTORS

     The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The Company's Certificate of Incorporation requires that such classes be as nearly equal in number of Directors as possible.

     At the Annual Meeting, three Class III Directors are to be elected to serve three-year terms ending at the Annual Meeting of Stockholders to be held in 2006, or until their respective successors are elected and qualified. The Board of Directors has nominated for re-election Gerald S. Armstrong, Wesley E. Cantrell and Hanne M. Merriman as Class III Directors. Each of the three nominees has consented to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that any of these nominees should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors in the place of a nominee unable to serve.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
             "FOR" THE COMPANY'S NOMINEES FOR CLASS III DIRECTORS.

     Set forth below is a brief biography of each nominee for election as a Class III Director and of all other members of the Board of Directors who will continue in office.

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS
                               TERM EXPIRING 2006

     GERALD S. ARMSTRONG, age 59. Mr. Armstrong has been a Director of the Company since 1989 and a Director of the Company's wholly-owned operating subsidiary, AnnTaylor, Inc. ("Ann Taylor"), from 1989 to 2001. He has been a Managing Director of Arena Capital Partners, LLC, a private investment firm, since 1998. Mr. Armstrong was a partner and Director of Stonington Partners, Inc. ("Stonington Partners"), a private investment firm, from 1993 to 1997. From 1994 to 2000, Mr. Armstrong also served as a consultant to Merrill Lynch Capital Partners, Inc., a private investment firm associated with Merrill Lynch & Co., Inc.

     WESLEY E. CANTRELL, age 68. Mr. Cantrell has been a Director of the Company since 1998 and a Director of Ann Taylor from 1998 to 2001. He was Chief Executive Officer of Lanier WorldWide, Inc. ("Lanier"), a supplier of automated office imaging equipment and systems, from 1987 to 2001, and Chairman of the Board of Directors of Lanier from 1999 to 2001. He is also a director of Environmental Design International, Ltd., a private company, and Impact Ministries, a not-for-profit organization, and is a member of the board of directors of the Fulton County Taxpayers Association, a non-profit organization.

     HANNE M. MERRIMAN, age 61. Ms. Merriman has been a Director of the Company since 1993 and a Director of Ann Taylor from 1993 to 2001. She has been the principal in Hanne Merriman Associates, retail business consultants, since 1992. Ms. Merriman is also a director of USAirways Group, Inc., The Rouse Company, State Farm Mutual Automobile Insurance Company, Ameren Corp., T. Rowe Price Mutual Funds and Finlay Enterprises, Inc. She is a member of the National Women's Forum.

                          INCUMBENT CLASS I DIRECTORS
                               TERM EXPIRING 2004

     ROBERT C. GRAYSON, age 58. Mr. Grayson has been a Director of the Company since 1992 and a Director of Ann Taylor from 1992 to 2001. He has been President of Robert C. Grayson & Associates, Inc., a retail marketing consulting firm, since 1992. He has also served as Chairman of Berglass-Grayson, a management consulting firm, since 1995. Mr. Grayson is also a director of Kenneth Cole Productions, Inc.

     ROCHELLE B. LAZARUS, age 55. Ms. Lazarus has been a Director of the Company since 1992 and a Director of Ann Taylor from 1992 to 2001. She has been Chief Executive Officer of Ogilvy & Mather Worldwide, an advertising agency, since 1996, and also Chairman of Ogilvy & Mather Worldwide since 1997. She is also a Director of General Electric Company.

     J. PATRICK SPAINHOUR, age 53. Mr. Spainhour has been Chairman, Chief Executive Officer and a Director of the Company and Ann Taylor since 1996.

     MICHAEL W. TRAPP, age 63. Mr. Trapp was elected a Director of the Company in March, 2003. He was a partner at Ernst & Young, public accountants, from 1973 until his retirement in 2000, where he held various executive positions including Managing Partner for the Southeast area. He was also a member of Ernst & Young's Partner Advisory Council. Mr. Trapp is currently a private investor and a member of the Aon Risk Services Companies' National Advisory Board.

                          INCUMBENT CLASS II DIRECTORS
                               TERM EXPIRING 2005

     JAMES J. BURKE, JR., age 51. Mr. Burke has been a Director of the Company since 1989 and a Director of Ann Taylor from 1989 to 2001. He has been a partner and director of Stonington Partners since 1993. Mr. Burke also served as a consultant to Merrill Lynch Capital Partners, Inc. from 1994 through 2000. Mr. Burke was formerly a director of Pathmark Stores, Inc., and its parent, SMG Holdings Corporation, which was reorganized under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in 2000 and was also formerly Chairman of Eerie World Entertainment, L.L.C., a restaurant company which was reorganized under Chapter 11 of the Bankruptcy Code in 2001. Mr. Burke is also a director of Education Management Corp., as well as several privately held companies.

     BARRY ERDOS, age 58. Mr. Erdos has been a Director of the Company and Ann Taylor since 2001. He has been Senior Executive Vice President and Chief Operating Officer of the Company and Ann Taylor since 2001. He was Executive Vice President--Chief Financial Officer and Treasurer of the Company and Ann Taylor from 1999 to 2001. Prior to joining the Company, he was Chief Operating Officer of J. Crew Group, Inc., a specialty retailer of apparel, shoes and accessories, from 1998 to 1999. From 1987 to 1998, he held various positions with The Limited Inc., a specialty retailer of apparel and other products, including, from 1997 to 1998, Executive Vice President and Chief Financial Officer for the Limited Express division.

     RONALD W. HOVSEPIAN, age 42. Mr. Hovsepian has been a Director of the Company since 1998 and a Director of Ann Taylor from 1998 to 2001. Since 2002, Mr. Hovsepian has been a venture partner of Internet Capital Group ("ICG"), a vehicle for participating in the value potential of business-to-business e-commerce. Prior thereto, he was an executive officer and Managing Director of ICG. He was Vice President of business development at International Business Machines Corporation ("IBM") from 1999 to 2000; General Manager of IBM's global retail and distribution industry solutions organization in 1998; and from 1996 to 1997, he was Vice President, supply chain solutions at IBM.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Company's Board of Directors held four meetings in fiscal year 2002. Each Director attended at least 75% of the total number of Board meetings and meetings of Board committees on which such Director served. The Board of Directors has established standing Audit, Compensation, and Nominating and Corporate Governance Committees. The membership and functions of the standing committees of the Board of Directors are as follows:

     AUDIT COMMITTEE: The principal functions of the Audit Committee include monitoring the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements and the Company's system of internal controls; engaging, evaluating and, when appropriate, replacing the Company's independent auditors; monitoring the independence of the Company's independent auditors, and the qualifications and performance of the Company's independent auditors and internal audit group; and conferring with the Company's independent auditors and internal audit group regarding the scope and plans of their respective audits and the results of such audits. The Audit Committee held six meetings in fiscal year 2002. The members of the Audit Committee are Messrs. Armstrong (Chairman), Burke, Hovsepian, Trapp and Ms. Merriman.

     COMPENSATION COMMITTEE: The principal functions of the Compensation Committee are to establish the Company's executive compensation practices; to review and approve the compensation of the executive officers of the Company; and to administer certain of the Company's benefit plans, including its stock incentive plans and other incentive compensation plans. The Compensation Committee held two meetings in fiscal year 2002. The members of the Compensation Committee are Messrs. Armstrong, Cantrell, Grayson (Chairman) and Ms. Lazarus.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE: During fiscal year 2002, the Governance Committee changed its name to the Nominating and Corporate Governance Committee. The principal functions of the Nominating and Corporate Governance Committee are to establish criteria for selecting new directors; identify individuals qualified to become members of the Board; recommend to the Board nominees for Directors; assess Directors for re-election; and develop and recommend to the Board of Directors corporate governance principles and Board practices. This committee advises the Board on the size and composition of the Board and its committees. The committee also is responsible for leading the annual review of the Board's performance and evaluating the senior executive officers of the Company. This committee will consider nominees recommended by stockholders. See "Stockholder Proposals for the 2004 Annual Meeting." The committee held one meeting in fiscal year 2002. The members of the Nominating and Corporate Governance Committee are Messrs. Burke, Cantrell, Grayson and Ms. Merriman (Chairperson).

COMPENSATION OF DIRECTORS AND RELATED MATTERS

     Directors who are employees of the Company do not receive any compensation for serving on the Board of Directors of the Company. In fiscal year 2002, all other Directors (referred to below as "non-employee Directors") received an annual retainer of $20,000, plus $1,000 for each meeting of the Board or committee of the Board that they attended. Committee chairs also received an annual stipend of $3,000 for their service as such. In addition, each non-employee Director received an annual grant of an option to purchase 3,000 shares of Common Stock awarded immediately after the Annual Meeting of Stockholders in May, 2002. The Board has approved new Director compensation fees for fiscal year 2003. The new annual retainer is $30,000 with the same per meeting attendance fee and $500 for each Board or committee written consent. The fiscal 2003 annual stipend for Committee chairs was increased to $5,000. The annual grant of stock options was increased to an option to purchase 5,000 shares in 2003, and the initial grant of an option to purchase 11,250 shares to any new non-employee Director joining the Board remained the same. All stock option grants to Directors have an exercise price equal to the fair market value on the grant date (determined as of the closing price on the preceding business day) of a share of Common Stock, have a term of 10 years and become exercisable and vest on the first anniversary of the date of grant. The stock options of a Director who later ceases to be a Director for any reason other than removal for cause, remain exercisable, to the extent exercisable at the time of termination, for one year following such termination, but in no event later than the 10-year term of the stock options.

                                   PROPOSAL 2

                       RE-APPROVAL OF THE MATERIAL TERMS
                  OF THE PERFORMANCE GOALS UNDER THE COMPANY'S
                   LONG TERM CASH INCENTIVE COMPENSATION PLAN

     The Company has maintained its Long Term Cash Incentive Compensation Plan since 1998. It was originally approved by the Company's stockholders in 1998 and was subsequently amended by the Board of Directors in 2000 (hereinafter referred to as the "Long Term Cash Plan"). The Long Term Cash Plan is a long-term compensation plan that is designed to provide financial incentives in the form of cash compensation awards to those employees who are expected to make the greatest contribution to the business, have the greatest effect on the Company's long term profitability, and enable the Company to meet and exceed its multi-year goals. The Long Term Cash Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 162(m) of the Code limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed as of the end of such corporation's tax year: the chief executive officer and the four other most highly compensated executive officers and who are named in the summary compensation table of the corporation's proxy statement ("Covered Employees"). Compensation that qualifies as "performance-based" compensation is, however, exempt from the $1 million deductibility limitation. In order for compensation granted pursuant to the Long Term Cash Plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders prior to payment, and the compensation must be paid solely on account of the attainment of preestablished, objective performance goals. Treasury regulations require that when the Compensation Committee has authority to change the targets under a performance goal after stockholder approval of the goal, material terms of the performance goal must be disclosed to and re-approved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal. Because stockholders previously approved the material terms of the performance goals in 1998, for compensation payable under the Long Term Cash Plan to continue to qualify as "performance-based" compensation, the Long Term Cash Plan is being submitted to stockholders for re-approval at the Annual Meeting of Stockholders in 2003.

DESCRIPTION OF THE LONG TERM CASH PLAN

     The following description of the Long Term Cash Plan is not intended to be complete and is qualified in its entirety by the specific language of the Long Term Cash Plan, a copy of which is attached as Exhibit A to this Proxy Statement. Defined terms that are otherwise not defined herein shall have the meanings set forth in the Long Term Cash Plan.

LONG TERM CASH PLAN ADMINISTRATION

     The Long Term Cash Plan is administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee consists of two or more persons who are "outside directors" within the meaning of Section 162(m) of the Code. The Long Term Cash Plan permits the Compensation Committee to delegate to one or more officers of the Company its authority under the plan with respect to Participants who are not Section 162(m) Officers of the Company.

     Under the Long Term Cash Plan, each year the Compensation Committee may designate a period of three consecutive fiscal years as a Performance Cycle for which a cash incentive award ("Award") may be earned under the plan, and establish a three-year cumulative earnings per share objective to be achieved for such Performance Cycle (the "Performance Goal"). The Performance Goal may include a threshold level of performance below which no award payment will be made, and levels of performance at which specified percentages of the Target Award (as defined below) will be paid, and may also include a maximum level of performance above which no additional award will be paid. The varying levels of performance are referred to as the "Performance Ratio". These designations will generally be made by the end of the first fiscal quarter of the first year of the Performance Cycle, but in any event not later than the time necessary for awards payable under the plan to qualify as "performance-based compensation" under Section 162(m) of the Code.

ELIGIBILITY

     Salaried employees of the Company or any of its Subsidiaries (including officers and directors, but excluding non-employee directors) are eligible to become Participants and receive an Award under the plan. In selecting from among all eligible employees those who will become Participants in any Performance Cycle, the Compensation Committee will consider the position and responsibilities of the Eligible Associates, the value of their services to the Company and such other factors as the Compensation Committee deems relevant. To date, the Compensation Committee has limited participation in the Long Term Cash Plan to the executives who comprise the Ann Taylor Executive Committee, and at this time intends to continue to limit participation to the Executive Committee members (currently 23 persons).

PERFORMANCE COMPENSATION

     At the beginning of each Performance Cycle (or as may otherwise be permitted by Section 162(m) of the Code), the Compensation Committee designates those employees who will be Participants for that Performance Cycle and assigns to each Participant an individual amount, expressed as a percentage of such Participant's annual base salary at the end of the Performance Cycle, that the Participant may earn for that Performance Cycle if the Performance Goal for that Performance Cycle is achieved ("Target Award").

PERFORMANCE GOALS

     Performance Goals are required to be determined in accordance with generally accepted accounting principles and, for Section 162(m) Officers, will be subject to certification by the Compensation Committee. The committee is authorized to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

     For any Performance Cycle, the Board may establish a ceiling on the aggregate amount that may be paid as an award for such Performance Cycle. In the event that such a limit is established for any Performance Cycle, the performance compensation otherwise payable to all Participants for such Performance Cycle will be reduced pro rata. In addition, the Long Term Cash Plan provides that no Participant may receive an amount of performance compensation, with respect to a Performance Cycle, in excess of $2,000,000, to be reduced proportionately when payment is made for less than a full Performance Cycle.

PAYMENT

     Subject to the restrictions contained in the Long Term Cash Plan (and unless otherwise determined by the Compensation Committee), a Participant's award for the Performance Cycle will be equal to the product of (i) the Participant's annual base salary at the end of the Performance Cycle, multiplied by (ii) the Target

Award assigned to such Participant for such Performance Cycle, multiplied by
(iii) the Performance Ratio attained for the Performance Goal.

     Awards for a Performance Cycle will be paid by the Company or the Subsidiary employing the Participant promptly following the end of the Performance Cycle to which they relate. With respect to Section 162(m) Officers, no payment may be made until the applicable performance results have been certified by the Compensation Committee. A Participant generally will not be entitled to receive payment of an award unless such Participant is still in the employ of the Company or one of its Subsidiaries at the time the award is actually paid.

     Inasmuch as benefits under the Long Term Cash Plan will be determined by the Compensation Committee and Performance Goal criteria may vary from cycle to cycle and Target Awards may vary from Participant to Participant, benefits to be paid under the Long Term Cash Plan are not determinable at this time.

CHANGE IN CONTROL

     In the event of a Change in Control of the Company (as defined in the Long Term Cash Plan), Participants are entitled to receive, within 30 business days following such Change in Control, a cash payment in respect of any incomplete three-year Performance Cycle equal to the amount such Participant would have received for such cycle, prorated through the end of the month in which the Change in Control occurs, and based upon the cumulative earnings per share of the Company ("EPS") for such Performance Cycle taking into account for this purpose: (1) actual EPS for any completed year in such Performance Cycle, (2) EPS derived from the Board-approved operating budget, for the year in which the Change in Control occurs, and (3) projected EPS as presented to the Compensation Committee at the time the three-year Performance Cycle was established, for any years in such Performance Cycle following the year in which the Change in Control occurs.

MODIFICATION OR AMENDMENT

     The Board at any time and from time to time may modify, amend, suspend or terminate the Long Term Cash Plan, without notice; provided that no amendment that requires stockholder approval in order for the plan to continue to comply with Section 162(m) will be effective unless approved by the requisite vote of the stockholders of the Company.

STOCKHOLDER APPROVAL

     The adoption of the Long Term Cash Plan requires the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 3

              APPROVAL OF THE COMPANY'S 2003 EQUITY INCENTIVE PLAN

     The Board of Directors, on March 11, 2003, adopted the AnnTaylor Stores Corporation 2003 Equity Incentive Plan (the "2003 Plan"), subject to stockholder approval. The 2003 Plan is intended to encourage stock ownership by employees of the Company, its divisions and subsidiaries, so that they may acquire or increase their proprietary interest in the Company and align their interests with the interests of the stockholders, and to incent such employees to remain in the employ of the Company. The Board of Directors believes that the 2003 Plan is necessary in order to meet the Company's objectives of attracting, motivating and retaining officers and other employees with experience and ability and strengthening their identity of interest with the interests of the Company's stockholders. The Board of Directors also believes the availability of stock options and restricted stock is essential for the Company to compete with other companies offering similar plans in attracting and retaining experienced and qualified employees.

     The 2003 Plan is also intended to encourage directors of the Company who are not employees of the Company or its subsidiaries ("Eligible Directors") to acquire or increase their proprietary interest in the Company, to further promote and strengthen the interest of such Eligible Directors in the development and financial success of the Company, and to assist the Company in attracting and retaining highly qualified directors.

     The Company currently has only one other equity incentive plan with shares available for future awards, the 2002 Stock Option and Restricted Stock and Unit Award Plan (the "2002 Plan"). As of March 12, 2003, there were 586,675 shares of Common Stock available for future awards under the 2002 Plan. The Board believes that this number will not be sufficient to meet the Company's anticipated needs going forward. Therefore, with the intent to provide the Company with a sufficient number of shares for its stock options and restricted stock, the Board adopted the 2003 Plan, subject to stockholder approval. To date, no grants have been made under the 2003 Plan.

     The 2003 Plan contains a number of provisions that the Board of Directors believes are consistent with the interests of stockholders and sound corporate governance practices. These include:

     - NUMBER OF SHARES AUTHORIZED. The aggregate number of shares of Common Stock as to which Options and Restricted Stock may be granted under the 2003 Plan is 2.2 million shares, representing less than 5% of the outstanding shares of Common Stock.

     - NO STOCK OPTION REPRICING. The 2003 Plan prohibits the repricing of stock options without the approval of stockholders. This provision applies to both direct repricings--lowering the exercise price of a stock option--as well as indirect repricings--canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

     - NO DISCOUNT STOCK OPTIONS. The 2003 Plan prohibits the granting of stock options with an exercise price of less than the fair market value of the Company's Common Stock (determined as of the closing price on the business day preceding the day the stock option is granted).

     - LIMITED ABILITY TO GRANT RESTRICTED STOCK AWARDS. The number of shares that may be issued in respect of awards other than stock options is limited under the 2003 Plan to 440,000 shares (which is equivalent to 20% of the shares issuable under the 2003 Plan).

     - AN INDEPENDENT COMPENSATION COMMITTEE. The 2003 Plan will be administered by the Compensation Committee consisting solely of two or more members of the Board, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code, a "nonemployee director" within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "independent director" as such term is defined in the New York Stock Exchange ("NYSE") Listed Company Manual.

DESCRIPTION OF PRINCIPAL FEATURES OF THE 2003 PLAN

     The following description of the 2003 Plan is not intended to be complete and is qualified in its entirety by the complete text of the 2003 Plan, attached to this Proxy Statement as Exhibit B. Capitalized terms used and not defined herein have the meanings assigned to them in the text of the 2003 Plan.

  ADMINISTRATION

     The 2003 Plan is administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee has the authority, subject to and not inconsistent with the express provisions of the 2003 Plan, to administer the 2003 Plan and to exercise all the powers and authorities either specifically granted to it under the 2003 Plan or necessary or advisable in the administration of the 2003 Plan, including, without limitation, the authority to grant Options and make awards of Restricted Shares and Restricted Units ("Restricted Stock Awards" and "Restricted Unit Awards", respectively, and sometimes collectively with the grant of Options, "Grants"); to determine the purchase price of the shares of Common Stock covered by each Option, which shall be not less than the Fair Market Value thereof (the "Option Price"); to determine the persons to whom, and the time or times at which, Options, Restricted Stock Awards and Restricted Unit Awards are to be granted; to determine the number of shares to be covered by each Option, and to determine the number of Restricted Shares and Restricted Units to be covered by each Restricted Stock Award and Restricted Unit Award; to interpret the 2003 Plan; to prescribe, amend and rescind rules and regulations relating to the 2003 Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with grants of Options and Restricted Stock Awards and Restricted Unit Awards; and to make all other determinations deemed necessary or advisable for the administration of the 2003 Plan. Notwithstanding the foregoing, the Compensation Committee shall not have the authority to reduce the exercise price for any Option by repricing or replacing such Option unless the Company shall have obtained the prior consent of its stockholders.

  ELIGIBILITY

     Options, Restricted Stock Awards and Restricted Unit Awards may be granted to key employees (including, without limitation, officers who are employees) of the Company or its present or future divisions and subsidiaries, and to Eligible Directors of the Company or its present or future divisions and subsidiaries. In determining the persons to whom Grants shall be awarded and the number of shares or units to be covered by each Grant, the Compensation Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purpose of the 2003 Plan. A person to whom an Option has been granted hereunder is sometimes referred to herein as an "Optionee".

  STOCK

     Subject to the next sentence, the aggregate number of shares of Common Stock as to which Options and Restricted Stock may be granted from time to time under the 2003 Plan shall not exceed 2.2 million, of which no more than an aggregate of 440,000 shares may be used for grants of Restricted Shares. The share amounts in the preceding sentence shall be subject to adjustments in the event of certain changes in the capital structure of the Company. The shares to be made subject to Grants under the 2003 Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

     Under the 2003 Plan, no single employee may be granted Options covering more than 400,000 shares of Common Stock or Restricted Stock Awards (constituting performance-based compensation within the meaning of Section 162(m) of the Code) covering more than 100,000 shares of Common Stock, (in each case, subject to any adjustments in the event of certain changes in the capital structure of the Company) during any fiscal year of the Company.

     If any shares subject to an Option grant or Restricted Stock Award are forfeited, canceled, exchanged or surrendered ("Forfeited") or if a Grant otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Common Stock with respect to such Grant would be, to the extent Forfeited or otherwise terminated or expired, again available for Grants under the 2003 Plan. If any Restricted Units are Forfeited or if a Restricted Unit Award otherwise terminates or expires without any payment being required to be made with respect to any of the Restricted Units subject thereto, then such Restricted Units would be, to the extent Forfeited or otherwise terminated or expired, again available for Grants under the 2003 Plan.

  TERMS AND CONDITIONS OF OPTIONS

     Each Option granted pursuant to the 2003 Plan will be evidenced by a written Option Agreement between the Company and the Optionee, which provides, among other things, the number of shares subject to such Option, the Option Price, the form and time of payment for shares to be received upon exercise of the Option, the term of the Option (which may not exceed 10 years), and other terms and conditions. Options may be either Incentive Stock Options, within the meaning of Section 422 of the Code, or Nonstatutory Stock Options, which are not intended to be Incentive Stock Options.

     In general, Options may be exercised over such period, in cumulative installments or otherwise, or upon the satisfaction of such Performance Goals (as described below), as the Compensation Committee may determine; provided, however, that the Compensation Committee has the authority to accelerate the exercisability of all or any portion of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate, as long as such exercise period is not earlier than one year from the date of grant of such Option and does not exceed 10 years from the date of grant of such Option.

     The exercise price of any Option granted must be at least 100 percent of the Fair Market Value of the Common Stock on the date of grant. The exercise price must be paid at the time of exercise through one of the following methods:
(i) in cash, (ii) in shares of Common Stock, (iii) in a combination of cash and shares of Common Stock, or (iv) in the discretion of the Compensation Committee, a cashless exercise procedure through a broker; provided, however, that such method and time for payment shall be permitted by and be in compliance with applicable law.

     In general, an Option may not be exercised unless the Optionee is then in the employ or service of the Company or one of its subsidiaries, and unless the Optionee has remained continuously so employed or in service since the date of grant of the Option.

     If an Optionee's employment or service terminates (other than by death, Disability or Retirement), all Options granted to such Optionee to that point, to the extent not already exercised or canceled, will terminate immediately upon such separation of employment or cessation of service; provided, however, that the Compensation Committee may in its discretion extend the period for exercise of Options that were exercisable at the time of separation of employment or cessation of service to a date later than such separation or cessation date, but in any event not beyond the date on which the Option would otherwise expire.

     If an Acceleration Event (as defined in the 2003 Plan) occurs while unexercisable Options remain outstanding under the 2003 Plan, Options not previously exercisable by their terms will become fully exercisable. Following the Acceleration Event, the Compensation Committee will provide for the cancellation of all Options then outstanding and in exchange therefor, make a cash payment for each such Option in an amount per share equal to the difference between the per share exercise price of such Option and the Fair Market Value of a share of Common Stock on the date during the prior sixty-day period that produces the highest Fair Market Value.

  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS AND RESTRICTED UNIT AWARDS

     The 2003 Plan provides for the grant of Restricted Shares and Restricted Units. In general, a Grantee may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares or Restricted Units, except by will or the laws of descent and distribution, until the Restricted Period elapses. In determining the Restricted Period of an award, the Compensation Committee may provide that the restrictions lapse with respect to specified percentages of the awarded shares or units on successive anniversaries of the date of such award or upon the satisfaction of such other conditions as the Compensation Committee may impose, including, without limitation, the attainment of one or more Performance Goals (as defined below).

     Participants may be granted awards of Restricted Units under the 2003 Plan, which entitle such participant to receive on the date on which the Restricted Period lapses, an amount in cash equal to, with respect to each such unit, the Fair Market Value of one share of Common Stock on such date.

     The Restricted Period may not end with respect to a Restricted Stock Award or a Restricted Unit Award prior to one year following the date of grant, except for the Restricted Period of a Restricted Stock Award of 200 shares or less (as such shares may be appropriately adjusted by the Compensation Committee in the event of a change in the capital structure of the Company), which may end earlier than one year, but no earlier than 30 days following the date of grant. During the Restricted Period, with respect to a Restricted Stock Award, the employee is entitled to receive dividends (to the extent granted by the Company) and to vote the shares.

     If during the Restricted Period, the Grantee's continuous employment terminates for any reason, any Restricted Shares and any Restricted Units remaining subject to restrictions will be forfeited by the employee and transferred, at no cost, to the Company. Upon the occurrence of an Acceleration Event, all restrictions outstanding with respect to Restricted Stock Awards and Restricted Unit Awards will automatically expire. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period.

  PERFORMANCE GOALS MAY APPLY TO OPTIONS, RESTRICTED STOCK AWARDS AND RESTRICTED UNIT AWARDS

     The Compensation Committee may determine that the vesting and/or payment of an Option, a Restricted Stock Award or a Restricted Unit Award will be made subject to one or more Performance Goals. "Performance Goals" means the specific objectives that may be established by the Compensation Committee, from time to time, with respect to a Grant, which objectives may be based on one or more of the following, determined in accordance with generally accepted accounting principles, as applicable: revenue; comparable store sales; gross margin; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share of Common Stock; earnings from continuing operations; net worth; turnover in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other category; appreciation in the price of Common Stock; total shareholder return (stock price appreciation plus dividends); and implementation of critical projects or processes. Where applicable, the Performance Goal may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. Performance Goals may relate to the performance of a store, business unit, product line, division, territory, or the Company or a combination thereof.

     Performance Goals established by the Compensation Committee may be different with respect to different Grantees. The Compensation Committee has the authority to make equitable adjustments to any Performance Goal: in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares; in response to change in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business; related to a change in accounting principles; or to reflect capital charges. With respect to Grants made to Executive Officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Compensation Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals. With respect to Grantees who are not Executive Officers, Performance Goals may also include such individual or subjective performance criteria as the Compensation Committee may, from time to time, establish. Performance Goals applicable to any Grant may include a threshold level of performance below which no portion of such Grant shall become vested and/or payable, and levels of performance at which specified percentages of such Grant shall become vested and/or payable.

  AMENDMENT AND TERMINATION

     The Board of Directors may suspend, terminate, modify or amend the 2003 Plan at any time. Unless earlier terminated by the Board of Directors, the 2003 Plan will continue in effect until May 1, 2013.

     While the Board of Directors may amend or terminate the 2003 Plan, stockholder approval is required for any amendment that would increase the aggregate number of shares of Common Stock that may be available for Grants under the 2003 Plan (except for adjustments in the event of certain changes in the capital structure of the Company) or that would reduce the exercise price for Options by repricing or replacing such Options. The Compensation Committee does not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price; provided, however, that this does not prohibit an exchange offer whereby the Company provides certain participants with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval.

  FEDERAL TAX WITHHOLDING

     When a Grantee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an Option or the lapse of restrictions relating to a Restricted Stock Award, or to receive a cash payment with respect to a Restricted Unit Award upon the lapse of its restrictions, the Company will have the right to require the Grantee or such other person to pay to the Company the amount sufficient to satisfy any related federal, state and local withholding tax requirements.

CERTAIN FEDERAL INCOME TAX EFFECTS

     The following discussion of certain relevant federal income tax effects applicable to Options granted under the 2003 Plan is a brief summary only, and reference should be made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax provisions.

  NONSTATUTORY STOCK OPTIONS

     In the case of a Nonstatutory Stock Option, an employee generally will not be taxed upon the grant of such an Option. Rather, at the time of exercise of such Nonstatutory Stock Option, the employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at the time, and in the amount, that the employee recognizes ordinary income.

     An employee who pays the option price upon exercise of an Option, in whole or in part, by delivering shares of the Company's Common Stock already owned, will generally not recognize gain or loss on the shares surrendered at the time of such delivery. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

  INCENTIVE STOCK OPTIONS

     In general, no taxable income is realized by an Optionee upon the grant of an Incentive Stock Option. If shares of Common Stock are issued to a participant ("Option Shares") pursuant to the exercise of an Incentive Stock Option granted under the 2003 Plan and the participant does not dispose of the Option Shares within the two-year period after the date of grant or within one year after the receipt of such Option Shares by the participant (a "disqualifying disposition"), then, generally (i) the participant will not realize ordinary income upon exercise and (ii) upon sale of such Option Shares, any amount realized in excess of the exercise price paid for the Option Shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the Common Stock on the exercise date of an Incentive Stock Option exceeds the purchase price generally will constitute an item which increases the participant's "alternative minimum taxable income."

     If Option Shares acquired upon the exercise of an Incentive Stock Option are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the Option Shares at the time of exercise (or, if less, the amount realized on the disposition of the Option Shares), over the exercise price paid for the Option Shares.

     Subject to certain exceptions, an Incentive Stock Option generally will not be treated as an Incentive Stock Option if it is exercised more than three months following termination of employment. If an Incentive Stock Option is exercised at a time when it no longer qualifies as an Incentive Stock Option, such option will be treated as a Nonstatutory Stock Option as discussed above.

STOCKHOLDER APPROVAL

     The adoption of the 2003 Plan requires the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 4

               RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has engaged the firm of Deloitte & Touche LLP ("Deloitte"), Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for fiscal year 2003. Deloitte has served as the independent auditors of the Company since 1989.

     Audit Fees--During fiscal year 2002, Deloitte billed the Company $482,948 for professional services rendered for the audit of the Company's consolidated financial statements for fiscal year 2002 and for the review during fiscal year 2002 of the financial statements included in the Company's Quarterly Reports on Form 10-Q.

     Financial Information Systems Design and Implementation Fees--During fiscal year 2002, Deloitte did not perform any services for the Company relating to Financial Information Systems Design and Implementation, as such services are described in Regulation S-X promulgated under the Securities Act of 1933, as amended.

     All Other Fees--During fiscal year 2002, Deloitte billed the Company $608,539 for all other professional services.

     The Audit Committee has considered the non-audit services rendered by Deloitte for the Company and concluded, based upon information furnished by Deloitte, that providing such services is compatible with maintaining Deloitte's independence.

     Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request stockholder ratification of the engagement of the Company's independent auditors. If stockholders do not approve ratification of the engagement of such auditors, the Audit Committee of the Board of Directors will reconsider the engagement.

     Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                    RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
           RATIFICATION OF THE ENGAGEMENT OF DELOITTE & TOUCHE LLP AS
           INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 2003.

                             AUDIT COMMITTEE REPORT

INTRODUCTION

     The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the auditing, accounting, financial reporting, internal controls and legal compliance functions of the Company and its subsidiaries, including without limitation, assisting the Board of Directors in its oversight of the (i) integrity of the Company's financial statements; (ii) Company's compliance with legal and regulatory requirements; (iii) Company's independent auditors' qualifications and independence; and (iv) performance of the Company's independent auditors and the Company's internal audit function. In carrying out its oversight responsibilities, the Audit Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the work of the independent outside accountants engaged by the Company. The Audit Committee recognizes that the Company's management and the independent auditors are responsible for the planning or conduct of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

STRUCTURE AND MEMBERSHIP

     The Audit Committee is governed by a Charter which specifies that the Audit Committee shall consist of at least three members of the Board of Directors, one of whom shall chair the Audit Committee, and it shall meet at least four times annually. The Audit Committee reports to the Board of Directors periodically with respect to its activities and its recommendations.

     The Audit Committee currently consists of five Directors, all of whom meet the independence requirements of the New York Stock Exchange and applicable law. No member of the Audit Committee is an officer of the Company or employed or affiliated with Deloitte, nor has any member of the Audit Committee been an officer of the Company within the past three years. No member of the Audit Committee has any relationship with the Company that, in the opinion of the Board of Directors, would interfere with his or her independence from management and the Company. Each member of the Audit Committee is, in the judgment of the Board, financially literate, and at least one member of the Audit Committee has accounting or related financial management experience. In addition, Mr. Trapp, who joined the Board in fiscal year 2003, has been designated as the Audit Committee Financial Expert.

AUDIT COMMITTEE ACTIVITIES

     In discharging its oversight responsibilities for fiscal year 2002, the Audit Committee: (1) reviewed and discussed the audited financial statements with management and the Company's independent auditors; (2) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, promulgated by the Accounting Standards Board of the American Institute of Certified Public Accountants; (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, and discussed with the independent auditors any relationships that may affect the auditor's objectivity and independence; and (4) reviewed with management the Company's disclosure controls and procedures and the sec.302 and sec.906 certifications of the Company's Chief Executive Officer and Chief Financial Officer. The Audit Committee also reviewed with Deloitte and management significant developments in accounting rules and the application and disclosure of critical accounting policies applied by the Company.

     The Audit Committee has received written disclosure from Deloitte that it is independent, as required by the Independence Standards Board's Standard No.
1. Deloitte informed the Audit Committee that it has disclosed to the Audit Committee in writing all relationships between Deloitte and the Company and its subsidiaries that, in Deloitte's professional judgment, may reasonably be thought to bear on its independence. Deloitte also has confirmed that, in its professional judgment, it is independent of the Company within the meaning of the securities laws.

     The Audit Committee also conferred periodically with the Company's director of internal audit regarding planned activities of the Company's internal audit department and reviewed the results of such audits. The Audit Committee also reviewed the findings of the Company's internal audit department and Deloitte on the adequacy and effectiveness of the Company's internal accounting and financial controls and the results of fiscal policies and financial management of the Company.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended February 1, 2003 be included in the Company's Annual Report on Form 10-K for such fiscal year, for filing with the Securities and Exchange Commission.

                                          Gerald S. Armstrong (Chairman)
                                          James J. Burke, Jr.
                                          Ronald W. Hovsepian
                                          Hanne M. Merriman

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage changes in the Company's cumulative total stockholder return on the Company's Common Stock for the five-year period ended February 1, 2003, with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones U.S. Retailers, Apparel Index for the same period. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the returns are indexed to a value of $100 at January 31, 1998 and assume that all dividends, if any, were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG ANNTAYLOR STORES CORPORATION, THE S&P 500
                AND THE DOW JONES U.S. RETAILERS, APPAREL INDEX

                                  [LINE GRAPH]

                             ANNTAYLOR STORES                                     DOW JONES US RETAILERS,
                                CORPORATION                  S & P 500                    APPAREL
                             ----------------                ---------            -----------------------
1/31/98                           100.00                      100.00                      100.00
1/30/99                           331.55                      132.49                      168.48
1/29/00                           190.37                      146.20                      151.86
2/3/01                            230.93                      144.88                      177.15
2/2/02                            324.28                      121.49                      152.54
2/1/03                            238.83                       93.52                      130.83

* $100 invested on 1/31/98 in stock or index-including reinvestment of dividends.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

     The following Table sets forth certain information as of March 12, 2003 concerning the beneficial ownership of the Company's Common Stock by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each Director, (iii) the named executive officers listed in the Table entitled "Summary of Executive Officer Compensation," and (iv) all Directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to their shares of Common Stock. The Commission has defined the term "beneficial ownership" to include any person who has or shares voting power or investment power with respect to any security or who has the right to acquire beneficial ownership of any security within 60 days.

                                                                 NO. OF
                                                               SHARES OF     PERCENT
NAME OF BENEFICIAL OWNER                                      COMMON STOCK   OF CLASS
------------------------                                      ------------   --------
Artisan Partners Limited Partnership(a).....................   3,697,450       7.8%
FMR Corp. and affiliates(b).................................   3,299,052       7.0%
J. Patrick Spainhour(c)(d)..................................   1,074,053       2.3%
Barry Erdos(d)(e)...........................................     215,029         *
Katherine Lawther Krill(d)..................................     107,885         *
Dwight Meyer(d).............................................      70,494         *
James M. Smith(d)...........................................      49,302         *
Kim Roy(d)..................................................      63,860         *
Gerald S. Armstrong(d)(f)...................................      26,946         *
James M. Burke, Jr.(d)......................................      64,500         *
Wesley E. Cantrell(d).......................................      23,250         *
Robert C. Grayson(d)........................................      63,750         *
Ronald W. Hovsepian(d)......................................      26,250         *
Rochelle B. Lazarus(d)......................................      26,250         *
Hanne M. Merriman(d)........................................      26,550         *
Michael W. Trapp............................................          --        --
All Executive Officers and Directors as a Group (16
  persons)(c),(d),(e),(f)...................................   1,870,692       4.0%

---------------

 *  Less than 1%

(a) In a Schedule 13G filed with the Commission on January 31, 2003, Artisan Partners Limited Partnership ("Artisan Partners"), Artisan Investment Corporation, ("Artisan Corp."), Andrew A. Ziegler and Carlene Murphy Ziegler (together, "Artisan") reported beneficial ownership of 3,697,450 shares. Artisan Partners is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; Artisan Corp. is the General Partner of Artisan Partners; and Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Corp. Artisan has shared power to vote or to direct the vote and shared power to dispose or to direct disposition of all 3,697,450 shares. These shares have been acquired on behalf of discretionary clients of Artisan Partners. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds from the sale of, those shares. Artisan's address is 1000 North Water Street, Suite 1770, Milwaukee, WI 53202.

(b) In a Schedule 13G filed with the Commission on February 13, 2003, FMR Corp., Edward C. Johnson 3d ("ECJ") and Abigail P. Johnson (collectively, the "FMR Group") reported beneficial ownership of 3,299,052 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 2,057,735 shares as a result of acting as investment adviser to various investment companies. ECJ, FMR Corp., through its control of Fidelity, and the Fidelity funds (the "Fidelity Funds"), each has sole power to dispose of the 2,057,735 shares owned by the Fidelity Funds. The Board of Trustees of the Fidelity Funds has the sole power to vote or direct the voting of the shares owned directly by such entity. Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp, is the beneficial owner of 308,500 shares as a result of serving as investment manager of the institutional account(s). ECJ and FMR Corp., through its control of FMTC, each has sole voting and dispositive power over 308,500 shares owned by the institutional account(s). Geode Capital Management, LLC ("Geode LLC"), an investment adviser and wholly-owned by Fidelity Investors III Limited Partnership

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    ("FILP III"), is the beneficial owner of 167 shares. Fidelity Investors Management, LLC ("FIML") is the general partner and investment manager of FILP III, and is an investment manager. The managers of Geode LLC, the members of FIML and the limited partners of FILP III are certain shareholders and employees of FMR Corp. Fidelity International Limited is the beneficial owner of 932,650 shares and has sole voting and dispositive power with respect to all of those shares. The address for each of FMR Corp., ECJ and Abigail P. Johnson is 82 Devonshire Street, Boston, MA 02109.

(c) 18,000 of these shares are held by Par 4 Holdings, LLC, a limited liability company of which Mr. Spainhour and his spouse are the sole members.

(d) The shares listed include shares subject to stock options that are or will become exercisable within 60 days of March 12, 2003 as follows: Mr. Spainhour, 855,000 shares; Mr. Erdos, 127,125 shares; Ms. Krill, 62,625 shares; Mr. Meyer, 57,375 shares; Mr. Smith, 27,748 shares; Ms. Roy, 45,000 shares; Mr. Armstrong, 12,000 shares; Mr. Burke, 12,000 shares; Mr. Cantrell, 23,250 shares; Mr. Grayson, 26,250 shares; Mr. Hovsepian, 26,250 shares; Ms. Lazarus, 26,250 shares; and Ms. Merriman, 26,250 shares. The shares listed also include restricted shares which have not yet vested and which are subject to forfeiture as of March 12, 2003 as follows: Mr. Spainhour, 125,000 shares; Mr. Erdos, 35,500 shares; Ms. Krill, 35,875; Mr. Meyer, 9,625 shares; and Mr. Smith, 14,875 shares.

(e) Includes an aggregate of 47,499 shares as to which Mr. Erdos has shared voting and investment power with his spouse.

(f) Includes an aggregate of 3,000 shares owned by two of Mr. Armstrong's sons, each of whom owns 1,500 shares. One son has sole voting and the other has shared voting with respect to his respective shares.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and certain officers, and holders of more than 10% of the Company's Common Stock to file with the Commission and the NYSE reports of their ownership and changes in their ownership of Common Stock. Based solely on a review of copies of Section 16(a) reports furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 2002, all transactions were reported on a timely basis.

                               EXECUTIVE OFFICERS

     The following Table sets forth certain information regarding the executive officers of the Company:

NAME                                           POSITION AND OFFICES
----                                           --------------------
J. Patrick Spainhour.........................  Chairman, Chief Executive Officer and a
                                               Director
Barry Erdos..................................  Senior Executive Vice President, Chief
                                               Operating Officer and a Director
Katherine Lawther Krill......................  President, AnnTaylor Loft Division
Dwight Meyer.................................  Executive Vice President, Global Sourcing
Barbara K. Eisenberg.........................  Senior Vice President, General Counsel and
                                               Secretary
James M. Smith...............................  Senior Vice President, Chief Financial
                                               Officer and Treasurer
Sallie A. DeMarsilis.........................  Vice President and Controller

     Information regarding Messrs. Spainhour and Erdos is set forth above under "Incumbent Class I Directors" and "Incumbent Class II Directors," respectively.

     KATHERINE LAWTHER KRILL, age 48. Ms. Krill has been President of the AnnTaylor Loft Division since 2001. Prior thereto, she was Executive Vice President, Merchandise and Design of AnnTaylor Loft from 1998 to 2001, and was Senior Vice President, General Merchandise Manager of AnnTaylor Loft from 1996 to 1998.

     DWIGHT MEYER, age 50. Mr. Meyer has been Executive Vice President of Global Sourcing since 1996.

     BARBARA K. EISENBERG, age 57. Ms. Eisenberg joined the Company and Ann Taylor in 2001 as Senior Vice President, General Counsel and Secretary. Prior thereto, Ms. Eisenberg was Senior Vice President, General Counsel and Corporate Secretary of J. Crew Group, Inc. from 1999 to 2001 and was Vice President,

General Counsel and Corporate Secretary from 1998 until then. Prior thereto, she was Vice President, Associate General Counsel and Corporate Secretary of Burlington Industries, Inc. (textile manufacturer) for more than five years.

     JAMES M. SMITH, age 41. Mr. Smith has been Senior Vice President, Chief Financial Officer and Treasurer of the Company and Ann Taylor since 2001. Prior thereto, he was Vice President, Controller and Assistant Treasurer of the Company and Ann Taylor from 1997 to 2001.

     SALLIE A. DEMARSILIS, age 38. Ms. DeMarsilis has been Vice President and Controller of the Company and Ann Taylor since 2001. Prior thereto, she was Senior Director and Assistant Controller of the Company and Ann Taylor from 2000 to 2001, and Assistant Controller of the Company and Ann Taylor from 1994 to 2000.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's compensation practices are designed to attract, retain and motivate highly talented, results-oriented executives of experience and ability, and to provide these executives with appropriate incentives to achieve the Company's financial and strategic objectives. The Company's compensation programs are designed to "pay for performance", utilizing a combination of annual base salary, a cash incentive compensation program that rewards executives for achievement of short term objectives, and long term incentive programs, including a long term cash incentive compensation plan and stock incentive plans, that reward executives based on long term corporate performance.

     The Compensation Committee reviews the Company's compensation practices and programs, in consultation with a nationally recognized compensation consultant, in order to ensure that the Company's compensation programs are achieving their desired effects and to obtain information regarding industry compensation practices and developments and comparative data necessary to evaluate executive compensation.

     An executive's annual base salary generally is intended to be positioned within a range comparable to the competitive median salary, but the executive's targeted total compensation, including long term incentives, is intended to be positioned above median, up to approximately the 75th percentile of competitive practice, provided that performance objectives are achieved. In determining an individual executive's compensation, consideration is given to, among other things, the executive's experience and anticipated contribution to the Company, as well as to compensation paid to like executives at other companies. No specific weight is given to any of these considerations. The other companies used in evaluating the competitive position of the Company's compensation programs, as well as for evaluating the compensation of individual executives, consist of companies in the apparel and retail industries, including companies among the Dow Jones U.S. Retailers, Apparel Index, to the extent information is available.

ANNUAL CASH COMPENSATION

     As noted above, an executive's base salary typically is set at an amount that is approximately at the median range of compensation for equivalent positions. Thus, base compensation alone is less than the executive's targeted total compensation level. In order to attain the targeted compensation level, the executive is dependent, in part, upon earning the variable, performance-based incentive component that is provided for under the Company's Management Performance Compensation Plan (the "Performance Compensation Plan"). This cash compensation structure is intended to provide executives with a balance between compensation security and appropriate incentives to use their best efforts to cause the Company to achieve and exceed its strategic objectives.

     Under the Performance Compensation Plan, each year the Compensation Committee establishes an annual threshold net income target that must be achieved before incentive compensation may be paid to a participant under the plan for the year. For each participant, there may also be established personalized, divisional, work unit and/or individual performance objectives. As a result, the individual's incentive compensation relates not only to the achievement of the Company's profit objective, but also reflects the individual participant's role in the Company, his or her scope of influence on corporate or divisional results and personal job performance. An incentive compensation matrix is also established for each incentive period that provides for increased payments under the plan for exceeding plan targets.

     If the performance targets established under the Performance Compensation Plan are achieved, incentive compensation is paid such that, when added to the executive's base compensation, the executive achieves his or her targeted cash compensation level. If the performance targets are exceeded, the executive's contribution to this performance is reflected by a greater incentive compensation payment under the plan. Similarly, failure to reach the stated performance objectives results in the executive's performance compensation, and thus total cash compensation, being less than the targeted level. No payment was made under Performance Compensation Plan in 2002 because the Company did not meet the target range established under that plan for fiscal year 2001. In fiscal 2002, the Company had record earnings and achieved the high end of the target range established by the Compensation Committee and accordingly payments will be made in fiscal year 2003 under the Performance Compensation Plan for fiscal 2002.

LONG TERM COMPENSATION

     The other principal components of executive compensation are the Company's long term incentive programs, which are intended to focus executives' efforts on the Company's long term financial performance and on enhancing the market value of the Company's Common Stock. These objectives are achieved through the Long Term Cash Plan that, as described below, provides for cash rewards for achievement of long term earnings targets, and through the Company's equity incentive plans, that give executives a financial interest as beneficial owners of Common Stock.

     Under the Long Term Cash Plan, each year the Compensation Committee designates a consecutive three-year period as a "performance cycle" and establishes a three-year cumulative earnings per share target that must be achieved by the end of the three-year cycle in order for incentive compensation to be paid under the plan at the end of the cycle. The Compensation Committee believes that there should be a direct correlation between achievement of these cumulative earnings per share targets and an increase in long term stockholder value. The Compensation Committee designated as participants under the Long Term Cash Plan for the current cycle the Ann Taylor officers who are Senior Vice Presidents or above, comprising the Ann Taylor Executive Committee. These executives are expected to have the greatest effect on the Company's long-term profitability and to enable the Company to meet and exceed its multi-year goals.

     No payments were made with respect to the 1999-2001 and 2000-2002 performance cycles because the Company did not achieve the cumulative earnings per share targets for those cycles. Subsequent three-year performance cycles designated under the Long Term Cash Plan are the 2001-2003 and 2002-2004 cycles. These cycles are running concurrently and are in varying stages of completion, although it is anticipated that the cumulative earnings per share levels established for the 2001-2003 cycle will not be achieved.

     The Company also makes periodic grants of stock options, approximately annually. The exercise price for stock options is set at a price equal to or greater than the market price of the Common Stock at the time of the grant. As a result, the options do not have any value to the executive unless the market price of the Common Stock rises. The Company believes that stock options further align executives' interests with those of stockholders and focuses management on building long term stockholder value.

     The Company may also make grants of shares of restricted stock when deemed necessary in order to attract or retain executives. Restricted stock awards are intended as special recognition for executives who make a superior contribution to achievement of the Company's goals, or in acknowledgment of the executive's potential for advancement beyond their current position.

ANALYSIS OF 2002 COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee reviews the compensation arrangements for the Company's Chairman and Chief Executive Officer annually, typically in the first quarter of the fiscal year.

     In determining Mr. Spainhour's total compensation for fiscal year 2002, the Compensation Committee considered the terms of his employment agreement, his length of service with the Company as Chairman and Chief Executive Officer, the Company's financial performance during the preceding year, future objectives and challenges for the Company, and Mr. Spainhour's individual performance and contributions to the Company. The Compensation Committee also considered competitive data regarding salaries and incentives awarded to other chief executives in the Company's industry and at the Company's competitors, among other things. In making its compensation decisions with respect to Mr. Spainhour, the Compensation Committee exercised its discretion and judgment based on the above factors, and no specific formula was applied to determine the weight of each factor.

     The Compensation Committee believes that Mr. Spainhour has provided important leadership in the Company's achievement of record earnings results in fiscal 2002 and in the development of the Company's strategic vision, the execution and success of that vision being measured over time as initiatives are implemented. The Compensation Committee also believes that Mr. Spainhour provides important leadership in enhancing the Company's corporate culture and in supporting a corporate environment that values talent and innovation.

     Further, the Compensation Committee believes that a significant portion of the target compensation for the Chief Executive Officer should be represented by incentive, performance-based compensation that is payable only if the Company achieves its financial objectives. As a result, a significant portion of Mr. Spainhour's annual cash compensation and long term compensation is performance-based. In accordance with the Company's compensation philosophy, 50% of the stock options and restricted stock awarded to Mr. Spainhour under his employment agreement entered into in fiscal 2001 were performance-based, vesting only if the Company achieves specified financial targets. (See Note (d) to the Summary of Executive Officer Compensation Table for additional information).

     In fiscal 2002, the Company had record earnings and achieved the high end of the target range established by the Committee under the Performance Compensation Plan for fiscal 2002, resulting in a bonus payment to Mr. Spainhour of $1,360,000, which payment will be made during fiscal year 2003. The Company did not meet the cumulative earnings per share levels established under the Long Term Cash Plan for the three-year performance cycles of fiscal 1999-2001 and 2000-2002. Consequently, Mr. Spainhour did not receive any compensation under the Company's Long Term Cash Plan for those cycles.

     In accordance with the terms of the Company's employment agreement with Mr. Spainhour (described below under "Executive Compensation-Employment and Change in Control Agreements"), Mr. Spainhour's base salary for fiscal 2002 was $850,000, and his target performance percentage under the Performance Compensation Plan for fiscal 2002 was 80% of his base salary and under the Long Term Cash Plan for fiscal 2002 was 50% of his base salary.

COMPLIANCE WITH SECTION 162(M) OF THE CODE

     Section 162(m) of the Code generally disallows deductions to publicly traded companies for compensation in excess of $1 million paid to its named executive officers in a taxable year. However, Section 162(m) provides an exception for "performance-based compensation," which must be paid pursuant to the terms of a compensation plan that complies with the provisions of the exemption. The Company believes that compensation paid under the Long Term Cash Plan and the Performance Compensation Plan qualifies as performance-based compensation under Section 162(m) and thus compensation in excess of $1 million that is paid to the named executive officers pursuant to these plans will be deductible to the Company. However, if compliance with Section 162(m) regulations conflicts with the Company's compensation philosophy or with what is believed to be the best interests of the Company and its stockholders, the Company may conclude that paying non-deductible compensation is more consistent with its compensation philosophy and in the

Company's and the stockholders' best interests. During fiscal 2002, certain shares of restricted stock that were previously granted to Mr. Spainhour vested and, as a result, Mr. Spainhour's total compensation for 2002 exceeded the limits imposed by Section 162(m) for deductibility by the Company of compensation paid to a named executive officer.

                                          Robert C. Grayson (Chairman)
                                          Gerald S. Armstrong
                                          Wesley E. Cantrell
                                          Rochelle B. Lazarus

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     As of the Record Date, there were no Compensation Committee interlocks.

                             EXECUTIVE COMPENSATION

     The following Table sets forth compensation information for fiscal years 2002, 2001 and 2000 for the Company's Chief Executive Officer, the four next most highly compensated executive officers and one additional executive officer whose employment terminated prior to the end of the fiscal year. All share numbers in this Table have been adjusted for the May, 2002 stock split of the Common Stock.

                   SUMMARY OF EXECUTIVE OFFICER COMPENSATION

                                                                                        LONG TERM COMPENSATION
                                                                                  -----------------------------------
                                                 ANNUAL COMPENSATION                       AWARDS            PAYOUTS
                                      -----------------------------------------   ------------------------   --------
                                                                     OTHER        RESTRICTED    SECURITIES     LTIP      ALL OTHER
                             FISCAL                                 ANNUAL          STOCK       UNDERLYING   PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)(A)   COMPENSATION($)   AWARDS($)     OPTIONS(#)    ($)(B)       ($)(C)
---------------------------  ------   ---------   -----------   ---------------   ----------    ----------   --------   ------------
J. Patrick Spainhour......    2002    $850,000    $1,360,000             --               --          --           --      $3,000
  Chairman and Chief          2001     850,000            --             --       $3,795,000(d)  450,000           --       2,550
  Executive Officer           2000     850,000            --             --        1,000,000(e)  150,000     $850,000       2,550

Barry Erdos...............    2002     591,667       780,000             --               --          --           --       3,156
  Senior Executive Vice       2001     517,644            --             --          855,200(f)  165,000           --       2,644
  President and Chief         2000     445,833            --             --               --      27,000      180,000       3,113
  Operating Officer

Katherine L. Krill........    2002     516,667       690,000             --               --          --           --       3,156
  President, AnnTaylor        2001     425,651            --             --          710,850(g)  112,500           --       2,675
  Loft Division               2000     347,500            --             --               --      18,000      210,000       2,611

Dwight Meyer..............    2002     445,000       337,043             --               --          --           --       3,000
  Executive Vice President,   2001     441,667            --             --          189,500(h)   52,500           --       2,575
  Global Sourcing             2000     418,750            --             --               --      27,000      255,000       2,581

James M. Smith............    2002     266,667       176,880             --               --          --           --       3,063
  Senior Vice President,      2001     220,587            --         80,945(i)       290,150(j)   46,500           --       2,606
  Chief Financial Officer     2000     175,833            --             --           71,813(k)    7,500           --       2,581
  and Treasurer

Kim Roy(l)................    2002     637,917       550,680             --               --          --           --       2,819
  Former President,           2001     472,917       250,000        150,000(m)     1,021,350(n)  127,500           --          --
  AnnTaylor Stores Division   2000          --            --             --               --          --           --          --

---------------

 (a) Bonus awards were earned pursuant to the Company's Management Performance Compensation Plan.

 (b) The amounts shown in this column represent payments for the 1998-2000 cycle under the Company's Long Term Cash Plan.

 (c) Represents contributions made by the Company on behalf of the named executive officers to its 401(k) Savings Plan.

 (d) Represents the market value, on the date of grant, of 75,000 performance-vesting and 75,000 time-vesting restricted shares of Common Stock granted to Mr. Spainhour on January 29, 2002. The value of these shares as of February 1, 2003, was $2,791,500. One-third of the performance-vesting restricted shares vest on March 15th in each of 2003, 2004 and 2005 if the Company achieves certain earnings goals and provided Mr. Spainhour remains continuously employed by the Company until the applicable date. The Company exceeded the earnings goals for fiscal year 2002 and accordingly, the vesting of a portion of the shares for fiscal 2003 were accelerated for a total vesting on March 15, 2003 of 33,333 performance-vesting restricted shares. One-third of the time-vesting restricted shares (25,000) vested on January 29, 2003, and the remaining two-thirds become vested on each of the next two anniversaries of the grant date, provided that Mr. Spainhour has remained continuously employed by the Company until the applicable date. However, in accordance with the terms of the Company's 1992 Stock Option and Restricted Stock and Unit Award Plan (the "1992 Plan") and 2002 Stock Option and Restricted Stock and Unit Award Plan (the "2002 Plan"), all of such restricted shares will vest upon the occurrence of any "Acceleration Event." Mr. Spainhour would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (e) Represents the market value, on the date of grant, of 75,000 performance-vesting restricted shares of Common Stock granted to Mr. Spainhour on March 8, 2000. The value of these shares as of February 1, 2003, was $1,395,750. Mr. Spainhour's right to 37,500 of these shares lapsed on March 8, 2001 and his right to the remaining 37,500 shares lapsed on March 8, 2002, and these shares were canceled, as the performance targets for fiscal years 2000 and 2001, respectively, were not achieved.

 (f) Represents the market value, on the date of grant, of 37,500 and 9,000 time-vesting restricted shares of Common Stock granted to Mr. Erdos on March 7, 2001 and January 29, 2002, respectively. The value of these shares as of February 1, 2003 was $865,365. Mr. Erdos' right to these shares vests 25% per year on each of the first four anniversaries of the respective dates of the grant. However, in accordance with the terms of the Company's 1992 Plan and 2002 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Mr. Erdos would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (g) Represents the market value, on the date of grant, of 30,000 and 4,500 time-vesting restricted shares of Common Stock granted to Ms. Krill on May 3, 2001 (in connection with her promotion) and January 29, 2002, respectively. The value of these shares as of February 1, 2003 was $642,045. Ms. Krill's right to these shares vests 25% per year on each of the first four anniversaries of the respective dates of the grants. However, in accordance with the terms of the Company's 1992 Plan and 2002 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Ms. Krill would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (h) Represents the market value, on the date of grant, of 7,500 time-vesting restricted shares of Common Stock granted to Mr. Meyer on January 29, 2002. The value of these shares as of February 1, 2003 was $139,575. Mr. Meyer's right to these shares vests 25% per year on each of the first four anniversaries of the respective dates of the grants. However, in accordance with the terms of the Company's 1992 Plan and 2002 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Mr. Meyer would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (i) Represents amounts attributable to reimbursement of moving expenses and the tax consequences of such reimbursement.

 (j) Represents the market value, on the date of grant, of 6,000 and 7,500 time-vesting restricted shares of Common Stock granted to Mr. Smith on March 7, 2001 and January 29, 2002, respectively. The value of these shares as of February 1, 2003 was $251,235. Mr. Smith's right to these shares vests 25% per year on each of the first four anniversaries of the respective dates of the grants. However, in accordance with the terms of the Company's 1992 Plan and 2002 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Mr. Smith would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (k) Represents the market value, on the date of grant, of 4,500 time-vesting restricted shares of Common Stock granted to Mr. Smith on March 10, 2000. The value of these shares as of February 1, 2003 was $83,745. Mr. Smith's right to 2,250 of these shares vested on March 10, 2003 and his right to the remaining 2,250 of the shares vests on March 10, 2004. However, in accordance with the terms of the Company's 1992 Plan, all of such restricted shares will vest upon the occurrence of an "Acceleration Event." Mr. Smith would be entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock.

 (l) Ms. Roy's employment with the Company terminated effective January 23, 2003. For the remaining term of her employment agreement, Ms. Roy is also entitled to, among other things, an amount representing her salary, subject to Ms. Roy's compliance with the non-compete and non-solicitation provisions of the Roy Agreement. See "Employment and Change in Control Agreements--Roy Employment Agreement."

 (m) Represents amounts which were payable as a sign-on bonus in connection with Ms. Roy's commencement of employment in 2001.

 (n) Represents the market value, on the date of grant, of 45,000 and 4,500 time-vesting restricted shares of Common Stock granted to Ms. Roy on May 9, 2001 and January 29, 2002, respectively. The value of these shares as of February 1, 2003 was $921,195. Ms. Roy's right to these shares would have vested 25% per year on each of the first four anniversaries of the respective dates of the grants. Ms. Roy was entitled to receive dividends on these restricted shares if any dividends were paid by the Company on its Common Stock. Upon her termination, the vesting of 33,750 shares of the May 9, 2001 restricted stock award was accelerated and the remaining unvested restricted shares were canceled.

     The Company did not grant any stock options in fiscal year 2002 to the named executive officers. The following Table shows the (i) number of shares of Common Stock acquired by each named executive officer upon the exercise of Company stock options during fiscal year 2002, (ii) aggregate dollar value realized by each named executive officer upon such exercise, based upon the fair market value of the Common Stock on the date of exercise, (iii) number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each named executive officer at the end of fiscal year 2002, and (iv) value of all such options that were "in the money" (i.e., the market price of the Common Stock was greater than the exercise price of the options) at the end of fiscal year 2002.

                   AGGREGATE OPTION EXERCISES IN FISCAL 2002
                       AND FISCAL YEAR END OPTION VALUES

                       NO. OF SHARES      $ VALUE      NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED
                        ACQUIRED ON    REALIZED UPON     UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                        EXERCISE OF     EXERCISE OF        END OF FISCAL 2002           END OF FISCAL 2002($)
NAME                   STOCK OPTIONS      OPTIONS       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(A)
----                   -------------   -------------   ---------------------------   ----------------------------
J. Patrick
  Spainhour..........         --               --            761,250/393,750              $1,951,169/$0
Barry Erdos..........         --               --             82,875/146,625                  88,580/194,145
Katherine L. Krill...     44,621         $686,876             36,562/116,190                   4,475/37,291
Dwight Meyer.........     24,075          353,706             35,625/62,250                        0/45,867
James M. Smith.......      9,874          175,894             17,497/49,753                    4,223/31,080
Kim Roy..............         --               --             22,500/45,000                        0/0

---------------

(a) Calculated based on the closing market price of the Common Stock of $18.61 on January 31, 2003, the last trading day in fiscal year 2002, less the amount required to be paid upon exercise of the option.

     As described in the Compensation Committee Report above, under the Company's Long Term Cash Plan, each year the Compensation Committee designates a consecutive three-year period as a "performance cycle", and establishes a three-year cumulative earnings per share target that must be achieved by the end of the three-year cycle, in order for incentive compensation to be paid under such plan at the end of the cycle. The following Table indicates the incentive compensation payments that the named executives would be entitled to receive under the Long Term Cash Plan if the Company achieves the performance objectives established by the Compensation Committee for the three-year performance cycle comprising fiscal years 2002 to 2004. Target awards are expressed as a percentage of the named executive officer's annual base salary in effect at the time of payment of the award. Payments under the Long Term Cash Plan may exceed these target amounts, up to twice the targeted amount, if the Company exceeds the performance objectives, and may be less than the target amounts if the Company does not achieve the performance objectives.

                   LONG TERM CASH INCENTIVE COMPENSATION PLAN
                         AWARDS IN FISCAL YEAR 2002(A)

                                                  PERFORMANCE
                                    PERCENTAGE     OR OTHER         ESTIMATED FUTURE PAYOUTS UNDER
                                    OF ANNUAL    PERIOD UNTIL       NON-STOCK-PRICE-BASED PLANS(B)
                                      SALARY     MATURATION OR   ------------------------------------
NAME                                 AWARDED        PAYOUT       THRESHOLD(C)    TARGET    MAXIMUM(D)
----                                ----------   -------------   ------------   --------   ----------
J. Patrick Spainhour..............      50%       01/29/2005       $413,712     $459,680    $919,360
Barry Erdos.......................      40%       01/29/2005        253,094      281,216     562,432
Katherine L. Krill................      40%       01/29/2005        223,891      248,768     497,536
Dwight Meyer......................      30%       01/29/2005        129,954      144,394     288,787
James M. Smith....................      25%       01/29/2005         66,924       74,360     148,720
Kim Roy(e)........................      --                --             --           --          --

                                                        (footnotes on next page)

---------------

(a) See "Proposal 2--Re-Approval of the Material Terms of the Performance Goals Under the Company's Long Term Cash Incentive Compensation Plan--Change in Control" for information concerning payment under the Long Term Cash Plan in the event of a Change in Control (as defined in such plan).

(b) The dollar value of the estimated payout is based on an estimated annual salary at maturation of award.

(c) The minimum amount payable under the plan is 90% of the target award, provided that 90% of the performance target is achieved. In the event that 90% of the performance target is not achieved, no payout is made under this plan.

(d) The maximum amount payable under the plan is 200% of the target award, provided that at least 125% of the performance target is achieved.

(e) Ms. Roy's potential incentive compensation payments under the Long Term Cash Plan were canceled without payment when her employment ended with the Company.

     PENSION PLAN. Ann Taylor has a defined benefit retirement plan (as amended from time to time, the "Pension Plan") for the benefit of its employees and those of its wholly owned subsidiaries, which is intended to qualify under
Section 401(a) of the Code. Originally, the Pension Plan provided for calculation of benefits based on a "cash balance" formula. Effective January 1, 1998, the Pension Plan provides for calculation of benefits based on a "career average" formula instead of a cash balance formula. Under the "career average" formula, each participant's service and annual earnings are used to determine his or her annual pension accrual. If a participant has 10 or fewer years with Ann Taylor, his or her pension will accrue, for each year of participation in the Pension Plan, at a rate of 1.25% of his or her current year's base compensation up to the Social Security Wage Base ("Wage Base") plus 1.6% of any base compensation that exceeds the Wage Base, up to the maximum amount permitted by the Code. Upon completion of more than 10 years of service, the participant's annual pension accrual increases to 1.6% of the current year's pay, up to the Wage Base, plus 1.95% of any pay over the Wage Base, up to the maximum amount permitted by the Code. No more than 35 years of service will be taken into account under the Pension Plan. Pension benefits are fully vested after five years of service. Under the Code, the annual compensation that may be taken into account for purposes of calculating benefits under the Pension Plan is limited to $200,000 (indexed for inflation). For fiscal year 2002, all named executive officers have annual compensation which exceeds this amount and the calculation of benefits for those executives is based on the lower plan limitation amount.

     As of December 31, 2002, the estimated monthly retirement benefit, payable as a single life annuity, that would be payable to each named executive officer who was a participant in the Pension Plan during fiscal year 2002, assuming (i) no increases in income and (ii) retirement and the commencement of benefit payments at age 65, is as follows: Mr. Spainhour, $4,949; Mr. Erdos, $2,201; Ms. Krill, $6,751; Mr. Meyer, $5,549; Mr. Smith, $8,744; and Ms. Roy, $0. These benefits would not be subject to any reduction for social security or other offset amounts.

     EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS. Spainhour Employment Agreement. The Company has an employment agreement with Mr. Spainhour (the "Spainhour Agreement") which expires on May 31, 2005, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a "Non-renewal Notice" to the other party.

     The Spainhour Agreement provides that Mr. Spainhour is currently entitled to an annual base salary of $850,000. He is also entitled to participate in the Company's annual bonus, long term incentive compensation and stock incentive plans, as well as other Company benefit programs.

     If Mr. Spainhour's employment is terminated by the Company without Cause, or by Mr. Spainhour for Good Reason (as such terms are defined in the Spainhour Agreement), or if such agreement expires at the end of the term as a result of a "Non-renewal Notice" provided by the Company, Mr. Spainhour shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Spainhour Agreement, an amount representing his salary plus the average of his last three annual bonuses, subject to Mr. Spainhour's compliance with the non-compete and non-solicitation provisions of the Spainhour Agreement. If such termination occurs following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Spainhour Agreement), the Company shall instead pay Mr. Spainhour a lump-sum cash payment, in an amount equal to the sum of Mr. Spainhour's base salary plus the average of his last three annual bonuses, multiplied by three. Following a termination by the

Company without Cause or by Mr. Spainhour for Good Reason, all options that are exercisable as of the date of termination remain exercisable until the 90th day following the end of the period with respect to which severance is paid or for three years following a Change in Control. If any payments or benefits received by Mr. Spainhour would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Mr. Spainhour such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to such excise tax.

     Erdos Employment Agreement. The Company has an employment agreement with Mr. Erdos (the "Erdos Agreement"), which expires on March 7, 2004, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a "Non-renewal Notice" to the other party.

     The Erdos Agreement provides that Mr. Erdos is entitled to an annual base salary of not less than $525,000. Mr. Erdos also is entitled to participate in the Company's annual bonus, long term incentive compensation and stock incentive plans, as well as other Company benefit programs.

     In the event of termination of Mr. Erdos' employment by the Company without Cause, or by Mr. Erdos for Good Reason (as such terms are defined in the Erdos Agreement), or if such agreement expires at the end of the term provided for as a result of "Non-renewal Notice" provided by the Company, Mr. Erdos shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Erdos Agreement, an amount representing his salary, subject to Mr. Erdos' compliance with the non-compete and non-solicitation provisions of the Erdos Agreement. If such termination occurs following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Erdos Agreement), the Company shall instead pay Mr. Erdos a lump-sum cash payment, in an amount equal to the sum of Mr. Erdos' base salary plus the average of his last three annual bonuses, multiplied by two and one half. Following a termination by the Company without Cause or by Mr. Erdos for Good Reason, all options that are exercisable as of the date of termination remain exercisable until the 90th day following the end of the period with respect to which severance is paid. If any payments or benefits received by Mr. Erdos would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Mr. Erdos such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to such excise tax.

     Krill Employment Agreement. The Company has an employment agreement with Ms. Krill (the "Krill Agreement"), which expires on May 3, 2004, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a "Non-renewal Notice" to the other party.

     The Krill Agreement provides that Ms. Krill is entitled to an annual base salary of not less than $450,000. Ms. Krill is also entitled to participate in the Company's annual bonus, long term incentive compensation and stock incentive plans, as well as other Company benefit programs.

     In the event of termination of Ms. Krill's employment by the Company without Cause, or by Ms. Krill for Good Reason (as such terms are defined in the Krill Agreement), or if such agreement expires at the end of the term provided for as a result of "Non-renewal Notice" provided by the Company, Ms. Krill shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Krill Agreement, an amount representing her salary, subject to Ms. Krill's compliance with the non-compete and non-solicitation provisions of the Krill Agreement. If such termination occurs following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Krill Agreement), the Company shall instead pay Ms. Krill a lump-sum cash payment, in an amount equal to the sum of Ms. Krill's base salary plus the average of her last three annual bonuses, multiplied by two and one half. Following a termination by the Company without Cause or by Ms. Krill for Good Reason, all options that are exercisable as of the date of termination remain exercisable until the 90th day following the end of the period with respect to which severance is paid. If any payments or benefits received by Ms. Krill would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Ms. Krill such additional amounts as may be necessary to place her in the same after tax position as if the payments had not been subject to such excise tax.

     Roy Employment Agreement. Effective January 23, 2003, Ms. Roy resigned from her position as President of AnnTaylor Stores Division. During fiscal year 2002, the Company had an employment agreement with Ms. Roy (the "Roy Agreement"), which was to expire on April 24, 2004, with automatic one-year renewal terms unless either party advised the other that it did not wish to extend the term by delivery of a "Non-renewal Notice" to the other party.

     The Roy Agreement provided that Ms. Roy was entitled to an annual base salary of not less than $650,000. Ms. Roy was also entitled to participate in the Company's annual bonus, long term incentive compensation and stock incentive plans, as well as other Company benefit programs.

     Upon termination of Ms. Roy's employment by the Company without Cause, or by Ms. Roy for Good Reason (as such terms were defined in the Roy Agreement), or if such agreement expired at the end of the term provided for as a result of a "Non-renewal Notice" provided by the Company, Ms. Roy was entitled to receive, among other things, for the longer of one year or the remaining term of the Roy Agreement, an amount representing her salary, subject to Ms. Roy's compliance with the non-compete and non-solicitation provisions of the Roy Agreement. Following a termination by the Company without Cause or by Ms. Roy for Good Reason, all options granted under the Roy Agreement that were exercisable as of the date of termination remain exercisable until the 90th day following the end of the period with respect to which severance is paid.

     Change in Control Agreements. Messrs. Meyer and Smith as well as certain other officers and key employees of the Company and its subsidiaries, are eligible to receive benefits under the Company's special severance plan (the "Special Severance Plan") in the event of a qualifying termination of their employment within two years following a "change in control" of the Company (as defined in the Special Severance Plan).

     A qualifying termination of employment under the Special Severance Plan means (1) a termination by the Company other than for "Cause," or (2) a termination by the employee for "Good Reason" (as each such term is defined in the Special Severance Plan).

     In the event of a qualifying termination of employment, the Company will pay such executive a lump-sum cash payment equal to the sum of his or her base salary in effect immediately prior to such qualifying termination, plus the average of the annual bonuses earned in the three years immediately preceding the year in which the change in control occurs (or, if higher, the year in which the qualifying termination occurs), multiplied by two and a half in the case of Mr. Meyer and two in the case of Mr. Smith. Following a qualifying termination of employment, the Company will also provide welfare and fringe benefits for Messrs. Meyer and Smith for two and a half years and two years, respectively, as if they had continued to be employed by the Company.

     If any payments or benefits made under the severance plan to Messrs. Meyer and Smith would be subject to any "golden parachute" excise tax imposed pursuant to the Code, the Company is required to pay such additional amounts as may be necessary to place the executive in the same after-tax position as if the benefits or payments had not been subject to the excise tax.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following Table sets forth information with respect to shares of Company Common Stock that may be issued under the Company's existing equity compensation plans. The Table does not include information on the 2003 Equity Incentive Plan which is being submitted for stockholder approval at the May, 2003 Annual Meeting of Stockholders.

EQUITY COMPENSATION PLAN INFORMATION
AS OF FEBRUARY 1, 2003                              (A)                    (B)                      (C)
------------------------------------        --------------------   --------------------   -----------------------
                                                                                           NUMBER OF SECURITIES
                                                 NUMBER OF                                REMAINING AVAILABLE FOR
                                                 SECURITIES                                FUTURE ISSUANCE UNDER
                                                TO BE ISSUED         WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                              UPON EXERCISE OF      EXERCISE PRICE OF        PLANS (EXCLUDING
                                            OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    SECURITIES REFLECTED
PLAN CATEGORY                               WARRANTS, AND RIGHTS   WARRANTS, AND RIGHTS       IN COLUMN (A))
-------------                               --------------------   --------------------   -----------------------
Equity compensation plans approved by
  security holders(1).....................       2,073,578                $22.86                   628,741(2)
Equity compensation plans not approved by
  security holders(3).....................       2,387,842                 22.54                 1,558,500
Total.....................................       4,461,420                 22.69                 2,187,241

---------------

(1) Consists of the 1992 Stock Option and Restricted Stock and Unit Award Plan and the Associate Discount Stock Purchase Plan ("ADSPP").

(2) Represents shares of Common Stock available for issuance under the ADSPP.

(3) Consists of the 2000 Stock Option and Restricted Stock and Unit Award Plan and the 2002 Stock Option and Restricted Stock and Unit Award Plan. For a description of the material features of these plans, see Note 8 of the Consolidated Financial Statements included in the Company's Form 10-K.

               STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     From time to time, stockholders of the Company submit proposals that they believe should be voted on by the stockholders. The Commission has adopted regulations that govern the inclusion of such proposals in the Company's proxy materials.

     In accordance with Rule 14a-8 under the Exchange Act, any stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company no later than December 3, 2003 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

     Section 10 of Article II of the Company's By-Laws provides that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely for the 2004 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to May 1, 2004, which will be the anniversary date of the prior year's meeting (or if the meeting date for the 2004 Annual Meeting is not within thirty days before or after the anniversary date of the prior year's meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of Common Stock beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed.

     Stockholders may recommend candidates for nomination to the Board of Directors. To be considered, such recommendations should be submitted in writing to the Secretary of the Company and should include a description of the proposed nominee's qualifications, other relevant biographical data, and the written consent of the proposed nominee to serve, if elected. In addition, Section 9 of Article II of the Company's By-Laws provides that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company. To be timely for the 2004 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to May 1, 2004, which will be the anniversary date of the prior year's meeting (or if the meeting date for the 2004 Annual Meeting is not within thirty days before or after the anniversary date of the prior year's meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, address, occupation, and class and number of shares of Common Stock beneficially owned by the proposed nominee and the name, address and class and number of shares of Common Stock beneficially owned by such stockholder.

                             ADDITIONAL INFORMATION

     Copies of the Company's 2002 Annual Report to Stockholders, which includes audited financial statements, are being mailed to stockholders of the Company with this Proxy Statement.

NEW YORK, NEW YORK
April 1, 2003

                                                                       EXHIBIT A

                        THE ANNTAYLOR STORES CORPORATION
                   LONG TERM CASH INCENTIVE COMPENSATION PLAN

     1. PURPOSE. This Plan is an integral part of the Company's over-all compensation strategy which is aimed at attracting and retaining in the employ of the Company and its Subsidiaries highly motivated, results-oriented personnel of experience and ability, by basing such personnel's compensation, in part, on their contributions to the growth and profitability of the Company, thereby giving them incentive to remain with the Company and its Subsidiaries and to continue to make contributions to the Company in the future. This Plan is intended to provide financial incentives for salaried employees of the Company and its Subsidiaries who are expected to make the greatest contribution to the business, and who can have the greatest effect on the long term profitability of the Company and its Subsidiaries, to meet and exceed the Company's multi-year financial goals. Further, the purpose of this Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Code.

     2. DEFINITIONS. As used in this Plan, the following capitalized terms shall have the meanings set forth below:

          (a) "Award" means the cash amount payable to a Participant pursuant to the provisions of this Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Business Day" means Mondays through Fridays but excluding days on which banking institutions in the State of New York are required by law or regulation to be closed.

          (d) A "Change in Control" shall be deemed to have occurred if:

           (I) any "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefits plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportion as their ownership of shares) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities;

           (II) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (I), (III) or (IV) of this Section 2(d)) whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

           (III) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (I) above), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

           (IV) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

          (e) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any further legislation or regulation amending, supplementing or superseding such section or regulation.

          (f) "Committee" means the Compensation Committee of the Board, as appointed by the Board from time to time and consisting of not less than two directors, each of whom must be an "outside director" within the meaning of Section 162(m) of the Code. No member of the Committee who thereafter leaves the Committee shall be eligible to be a Participant for any Performance Cycle during which they acted as an outside director on the Committee. With respect to Eligible Associates who are not Section 162(m) Officers, the Committee may, in its discretion, delegate to one or more officers of the Company its duties hereunder.

          (g) "Company" means AnnTaylor Stores Corporation.

          (h) "Determination Date" means, as to a Performance Cycle, the date on which the Committee determines the Participants and their Performance Goals and Target Awards for that Performance Cycle. As to each Performance Cycle, such date will generally occur on or before the last business day of the third fiscal month of such Performance Cycle but, in any event, may not be so late as to jeopardize the qualification as "performance-based compensation" (under Section 162(m) of the Code) of those Awards for such Performance Cycle which are intended to so qualify.

          (i) "Eligible Associate" has the meaning assigned thereto in Section 3 hereof.

          (j) "Executive Officer" means an officer of the Company who, as of the Determination Date in respect of a Performance Period, is deemed to be an "executive officer" of the Company within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (k) "Participant" means an Eligible Associate who has been designated as a Participant by the Committee in accordance with Section 4 hereof.

          (l) "Performance Cycle" means a period of three consecutive fiscal years which has been designated by the Committee as a period for which an Award may be earned. More than one Performance Cycle may be in progress at any one time.

          (m) "Performance Goals" has the meaning assigned thereto in Section 5(b) hereof.

          (n) "Performance Ratio" has the meaning assigned thereto in Section 5(b) hereof.

          (o) "Plan" means this AnnTaylor Stores Corporation Long Term Cash Incentive Compensation Plan, as amended from time to time.

          (p) "Section 162(m) Officer" means an Executive Officer whose applicable employee remuneration (as defined in Section 162(m) of the Code), for the year in which the Award would be payable and including amounts that may be earned under this Plan, is expected to exceed the limitation set forth in Section 162(m) of the Code for deductibility.

          (q) "Subsidiary" means any corporation of which the Company owns, directly or indirectly, at least a majority of the outstanding voting capital stock.

          (r) "Target Award" has the meaning assigned thereto in Section 5(a) hereof.

     3. ELIGIBILITY. Any salaried employee of the Company or any of its Subsidiaries shall be eligible (an "Eligible Associate") to be designated as a Participant for a Performance Cycle and to receive an Award under this Plan for such Cycle. Officers who are employees, whether or not they are members of the Board of Directors of the Company or any of its Subsidiaries, may be Eligible Associates. No Board member who is not also an employee of the Company or any of its Subsidiaries shall be eligible to become a Participant under this Plan.

     4. SELECTION OF PARTICIPANTS. (a) On the Determination Date with respect to a particular Performance Cycle, and after having received the recommendations of the Company's Chief Executive Officer pursuant to Section 4(b) below, the Committee shall designate from among all Eligible Associates those who shall be Participants under this Plan for that Performance Cycle.

     (b) Prior to the date on which designation of Participants is made by the Committee pursuant to Section 4(a) above, the Chief Executive Officer of the Company shall submit to the Committee a list of the names, titles, compensation and suggested Target Awards of those Eligible Associates whom the Chief Executive Officer recommends that the Committee designate as Participants under this Plan for such Performance Cycle.

     (c) Following the Determination Date of a Performance Cycle, the Committee shall have the authority to designate additional Eligible Associates as Participants under this Plan for that Performance Cycle. The amount of the Award payable to an Eligible Associate who became a Participant for a Performance Cycle after the Determination Date for that Cycle may be pro rated for the portion of the Performance Cycle during which such Eligible Associate was actually a Participant.

     (d) In selecting from among all Eligible Associates those who shall become Participants under this Plan for any Performance Cycle and in determining the Target Awards of such Participants for such Performance Cycle, the Committee shall consider the position and responsibilities of the Eligible Associates, the value of their services to the Company and such other factors as the Committee deems relevant.

     5. PERFORMANCE GOALS, TARGET AWARDS, AND FORMULA FOR DETERMINING AMOUNT OF AWARDS. (a) Target Awards. On the Determination Date for a Performance Cycle, the Committee, in its sole discretion, shall assign to each Participant an amount, expressed as a percentage of the Participant's annual base salary at the end of the Performance Cycle, that the Participant would earn for that Performance Cycle if the Performance Goal for that Performance Cycle is achieved (the "Target Award").

     (b) Performance Goals. On the Determination Date for a Performance Cycle, the Committee shall establish a three-year cumulative earnings per share objective to be achieved for the three fiscal years comprising the Performance Cycle (the "Performance Goal"). Performance Goals shall be determined in accordance with generally accepted accounting principles. The Performance Goal must be achieved in order for Awards to be payable for such Cycle, although the Performance Goal may include a threshold level of performance below which no Award shall be payable, and levels of performance at which specified percentages of the Target Award shall be payable, and may also include a maximum level of performance above which no additional Award shall be paid. The varying percentages of the Target Award payable based upon varying levels of achievement of a Performance Goal are referred to as the "Performance Ratio".

     (c) Equitable Adjustment. The Committee shall have the authority to make equitable adjustments to Performance Goals in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

     (d) Change in Responsibility. In the event that a Participant's job responsibilities change significantly during the first two years of a Performance Cycle, the Committee may assign a new Target Award for that Participant. The Committee, with input from the Chief Executive Officer, shall decide if there have been significant changes in a Participant's job responsibilities.

     (e) Amount of Award. Subject to the restrictions set forth in Section 5(f) and unless otherwise determined by the Committee, a Participant's Award for a Performance Cycle shall be equal to the product of (i) the Participant's annual base salary at the end of the Performance Cycle, multiplied by (ii) the Target Award assigned to such Participant for such Performance Cycle pursuant to
Section 5(a) above, multiplied by (iii) the Performance Ratio attained for the Performance Goal.

     (f) Certification and Restrictions on Amount of Awards. After the end of each Performance Cycle, and before any Award is made to any Participant who is a
Section 162(m) Officer, the Committee shall certify whether and the extent to which the Performance Goal for the Performance Cycle was satisfied.

     For any Performance Cycle, and at any time before an Award for such Performance Cycle is made, the Board may establish a ceiling on the aggregate amount which may be paid out in Awards for such Performance Cycle. In the event that such a limit is established for any Performance Cycle, the Awards otherwise payable to all Participants for such Performance Cycle shall be reduced pro rata.

     Notwithstanding any other provision, no Participant may receive an Award for any full Performance Cycle in excess of $2,000,000, such amount to be reduced proportionately for less than a full Performance Cycle.

     The amount of any Award may be prorated for any period of time during which the Participant was not an active employee of the Company or any of its Subsidiaries. The determination that a Participant is or is not an active employee shall be made by the Company in accordance with its procedures.

     6. PAYMENT OF AWARDS. (a) Payment of an Award (if any) for a Performance Cycle will be made in cash promptly following the end of the Performance Cycle to which it relates and following the certification of performance by the Committee pursuant to Section 5(f).

     (b) A Participant will be entitled to payment of an Award only if the Participant has been continuously employed by the Company or any of its Subsidiaries throughout the Performance Cycle and is still in the employ of (and shall not have delivered notice of resignation to) the Company or one of its Subsidiaries on the date of payment (except to the limited extent provided in Sections 4(c) and 6(c)).

     (c) If a Participant's employment is terminated as a result of their death at any time after the first eighteen months of a Performance Cycle and before completion of the Performance Cycle, such Participant's estate shall be entitled to receive the Award such Participant would have been entitled to, prorated to reflect the actual amount of time that such person was a Participant in the Plan for such Performance Cycle and payable at the time Awards are made to all other Participants for such Performance Cycle. If, after the completion of a Performance Cycle and before the payment of an Award, a Participant retires in accordance with the terms of the Company's pension plan or other policies of the Company or its Subsidiaries, or becomes permanently disabled or dies, the Participant shall still be entitled to the payment of any Award for such Performance Cycle otherwise payable to the Participant. In the event an Award is payable to the Participant subsequent to the Participant's death, such payment shall be made to the Participant's estate.

     (d) The Company shall withhold all applicable income and other taxes from any Award payment, including any federal, FICA, state and local taxes.

     (e) Each Award shall be payable solely from the general assets of the Company. Each Participant's right to payment of an Award (if any) shall be solely as an unsecured general creditor of the Company.

     (f) Notwithstanding the preceding provisions of this Section 6, in the event of a Change in Control, a pro rata cash payment in cancellation of outstanding Awards in respect of each incomplete Performance Cycle shall be made to each Participant within thirty (30) business days following the date of the Change in Control. The pro rata payment with respect to each incomplete Performance Cycle applicable to such Participant shall be calculated by multiplying (X) times (Y), where (X) equals the amount to which the Participant would be entitled had the Performance Cycle been completed, taking into account for this purpose (1) actual earnings per share for any fiscal year within the Performance Cycle that was completed prior to the Change in Control, (2) for the fiscal year in which the Change in Control occurs, the earnings per share derived from the Board-approved operating budget for such fiscal year, and (3) for any fiscal year in such Performance Cycle subsequent to the fiscal year in which the Change in Control occurs, the projected earnings per share for such fiscal year presented to the Committee at the time the Performance Goal for such Performance Cycle was established, and
(Y) equals a fraction the numerator of which is the number of full and partial months in such incomplete Performance Cycle that have elapsed as of the date of the Change in Control and the denominator of which is the number of months in the complete Performance Cycle.

     7. FINALITY OF DETERMINATIONS. The Committee shall administer this Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.

     8. LIMITATIONS. (a) No person shall at any time have any right to receive an Award under this Plan for a Performance Cycle unless such person shall have been designated as a Participant by the Committee (or the Committee's delegate pursuant to Section 2(f)) and the other terms and conditions of this Plan shall have been satisfied. No person, other than an officer designated by the Committee as a delegate pursuant to Section 2(f), shall have authority to enter into any agreement for the inclusion of anyone as a Participant or the making of any Award under this Plan or to make any representation or warranty with respect thereto. Designation of an Eligible Associate as a Participant in any Performance Cycle shall not guarantee or require that such Eligible Associate be designated as a Participant in any later Performance Cycle.

     (b) No action of the Company or the Board in establishing this Plan, nor any action taken by the Company, the Board or the Committee or its delegate under this Plan, nor any provision of this Plan, shall be construed as conferring upon any employee any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

     9. AMENDMENT OR TERMINATION OF THIS PLAN. The Board at any time and from time to time may modify, amend, suspend or terminate this Plan or any part hereof, without notice, provided that no amendment that requires stockholder approval in order to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company.

     10. COMPLIANCE WITH SECTION 162(M). This Plan is designed and intended to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

                                                                       EXHIBIT B

                        THE ANNTAYLOR STORES CORPORATION
                           2003 EQUITY INCENTIVE PLAN

1. PURPOSE.

     This 2003 Equity Incentive Plan (the "Plan"), is intended to encourage stock ownership by employees of AnnTaylor Stores Corporation (the "Corporation"), its divisions and Subsidiary Corporations, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees to remain in the employ of the Corporation, its divisions and Subsidiary Corporations, and to put forth maximum efforts for the success of the business. The Plan is also intended to encourage directors of the Corporation who are not employees or officers of the Corporation or its Subsidiary Corporations ("Eligible Directors") to acquire or increase their proprietary interest in the Corporation and to further promote and strengthen the interest of such Eligible Directors in the development and financial success of the Corporation and to assist the Corporation in attracting and retaining highly qualified directors.

2. DEFINITIONS.

     As used in this Plan, the following words and phrases shall have the meanings indicated:

          (a) "CAUSE" used in connection with the termination of employment or service of a Grantee, shall mean a termination of employment or service of the Grantee by the Corporation or a division or Subsidiary Corporation due to (i) the Grantee's failure to render services in accordance with the terms of such Grantee's employment or service, which failure amounts to a material neglect of such Grantee's duties, (ii) the commission by the Grantee of an act of fraud, misappropriation (including, without limitation, the unauthorized disclosure of confidential or proprietary information) or embezzlement, or (iii) a conviction of or guilty plea or confession to any felony.

          (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "COMMON STOCK" shall mean shares of the Corporation's Common Stock, par value $.0068 per share.

          (d) "DISABILITY" shall mean a Grantee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (e) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (f) "EXECUTIVE OFFICER" shall mean an officer of the Corporation who is an "executive officer" within the meaning of Rule 3b-7 under the Exchange Act.

          (g) "FAIR MARKET VALUE" per share as of a particular date shall mean
     (i) the closing sales price per share of Common Stock as reported on the New York Stock Exchange (or if the shares of Common Stock are not then traded on such exchange, on the principal national securities exchange on which they are then traded) for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then traded on a national securities exchange but are traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee (as defined in Section 3 hereof) in its discretion may determine.

          (h) "GRANTEE" shall mean a person to whom an Option, Restricted Stock Award or Restricted Unit Award has been granted.

          (i) "INCENTIVE STOCK OPTION" shall mean an Option that is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

          (j) "NONSTATUTORY STOCK OPTION" shall mean an Option that is not intended to be an Incentive Stock Option.

          (k) "OPTION" shall mean the right, granted to a Grantee pursuant to
     Section 4, to purchase a specified number of shares of Common Stock, on the terms and subject to the restrictions set forth in this Plan and by the Committee upon the grant of the Option to the Grantee.

          (l) "PERFORMANCE GOAL" shall mean the specific objectives that may be established by the Committee, from time to time, with respect to an award granted under the Plan, which objectives may be based on one or more of the following, determined in accordance with generally accepted accounting principles, as applicable: revenue; comparable store sales; gross margin; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share of Common Stock; earnings from continuing operations; net worth; turnover in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other category; appreciation in the price of Common Stock; total shareholder return (stock price appreciation plus dividends); and implementation of critical projects or processes. Where applicable, the Performance Goal may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Corporation relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Performance Goals may relate to the performance of a store, business unit, product line, division, territory, or the Corporation or a combination thereof.

          (m) "RESTRICTED SHARE" shall mean a share of Common Stock, awarded to a Grantee pursuant to Section 3, that is subject to the terms and restrictions set forth in this Plan and by the Committee upon the award of the Restricted Share to the Grantee.

          (n) "RESTRICTED UNIT" shall mean the right, awarded to a Grantee pursuant to Section 3, to receive an amount in cash equal to the Fair Market Value of one share of Common Stock, on the terms and subject to the restrictions set forth in this Plan and by the Committee upon the award of the Restricted Unit to the Grantee.

          (o) "RETIREMENT" shall have such meaning as the Committee shall determine from time to time.

          (p) "SUBSIDIARY CORPORATION" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, Restricted Stock Award or Restricted Unit Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board"). The Committee shall consist solely of two or more members of the Board, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code, a "nonemployee director" within the meaning of Rule 16b-3, as from time to time amended, promulgated under Section 16 of the Exchange Act, and an "independent director" within the meaning of the New York Stock Exchange Listed Company Manual.

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and make awards of Restricted Shares and Restricted Units ("Restricted Stock Awards" and "Restricted Unit Awards", respectively, and sometimes collectively with the grant of Options, "Grants"); to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options, Restricted Stock Awards and Restricted Unit Awards shall be granted; to determine the number of shares to be covered by each Option, and to determine the number of Restricted Shares and Restricted Units to be covered by each Restricted Stock Award and Restricted Unit Award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with grants of Options ("Option Agreements") and Restricted Stock Awards and Restricted Unit Awards ("Restricted Award Agreements"); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Committee shall not have the authority to reduce the exercise price for any Option by repricing or replacing such Option unless the Corporation shall have obtained the prior consent of its stockholders.

     The determinations of the Committee shall be binding and conclusive on all parties. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee shall have the authority in its discretion to delegate to specified officers of the Corporation the power to make Grants, including, without limitation, to determine the terms of such Grants, and the power to extend the exercisability of Options pursuant to Section 6(f) or 6(g) hereof, in each case consistent with the terms of this Plan and subject to such restrictions, if any, as the Committee may specify when making such delegation; provided that the delegates shall not have authority to make Grants to, or extend the exercisability of Options held by, such delegates or any Executive Officer.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Grant made hereunder.

4. ELIGIBILITY.

     Options, Restricted Stock Awards and Restricted Unit Awards may be granted to employees (including, without limitation, officers who are employees) of the Corporation or its present or future divisions and Subsidiary Corporations, and to Eligible Directors of the Corporation or its present or future divisions and Subsidiary Corporations. In determining the persons to whom Options, Restricted Stock Awards and Restricted Unit Awards shall be granted and the number of shares to be covered by each Option, and the number of Restricted Shares and Restricted Units to be covered by each Restricted Stock Award and Restricted Unit Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option has been granted hereunder is sometimes referred to herein as an "Optionee".

     A Grantee shall be eligible to receive more than one Grant during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5. STOCK.

     The shares of Common Stock subject to Options and Restricted Stock Awards hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Corporation. Subject to the next sentence, the aggregate number of shares of Common Stock as to which Options and Restricted Shares may be granted from time to time under this Plan shall not exceed 2,200,000, of which no more than an aggregate of 440,000 shares may be used for grants of Restricted Shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 6(j) or 7(f) hereof, as applicable. Under the Plan, no single employee may be granted Options covering more than 400,000 shares of Common Stock, or Restricted Stock Awards (constituting performance based compensation within the meaning of Section 162(m) of the Code) covering more than 100,000 shares of Common Stock, (subject to any adjustments pursuant to Section 6(j) or 7(f) hereof, as applicable) during any fiscal year of the Corporation.

     If any shares subject to an Option grant or Restricted Stock Award are forfeited, canceled, exchanged or surrendered or if a Grant otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Common Stock with respect to such Grant shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan. If any Restricted Units are forfeited, canceled, exchanged or surrendered or if a Restricted Unit Award otherwise terminates or expires without any payment being required to be made with respect to any of the Restricted Units subject thereto, then such Restricted Units shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan.

6. TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Corporation and the Optionee, which agreement shall comply with and be subject to the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

          (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates. The number of shares subject to any Option shall be subject to adjustment as provided in Section 6(j) hereof.

          (b) Type of Option. Each Option Agreement shall specifically state whether the Option is intended to be an Incentive Stock Option.

          (c) Option Price. Each Option Agreement shall state the Option Price, which shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 6(j) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless such resolution expressly provides for a specific later date.

          (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, (i) in cash, (ii) in shares of Common Stock having a Fair Market Value equal to such Option Price provided that such shares have been held by the Grantee for at least one year prior to such exercise, (iii) in a combination of cash and shares provided that such shares have been held by the Grantee for at least one year prior to such exercise, or (iv) in the sole discretion of the Committee, through a cashless exercise procedure involving a broker; provided, however, that such method and time for payment shall be permitted by and be in compliance with applicable law.

          (e) Term and Exercise of Options. Except as provided in Section 6(j) hereof or unless otherwise determined by the Committee, the shares covered by an Option shall become exercisable over such period, in cumulative installments or otherwise, or upon the satisfaction of such Performance Goals or other conditions, as the Committee shall determine; provided, however, that the Committee shall have the authority to accelerate the exercisability of all or any portion of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate, and provided further, however, that such exercise period shall not (i) be earlier than one year from the date of grant of such Option, and
     (ii) exceed 10 years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Secretary of the Corporation; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

          (f) Termination.  Except as provided in this Section 6(f) and in
     Section 6(g) hereof, an Option may not be exercised unless the Optionee is then in the employ or service of the Corporation or one of its divisions or Subsidiary Corporations, and unless the Optionee has remained continuously so employed or in service since the date of grant of the Option. In the event that the employment or service of an Optionee shall terminate or cease other than by reason of death, Disability or Retirement, all Options theretofore granted to such Optionee shall, to the extent not theretofore exercised or canceled, terminate immediately upon such separation of employment or cessation of service, as applicable; provided, however, that the Committee may in its discretion extend the period for exercise of Options that were exercisable at the time of separation of employment or cessation of service to a date later than such separation or cessation date, but in any event not beyond the date on which the Option would otherwise expire pursuant to Section 6(e) hereof.

          (g) Death, Disability or Retirement of Optionee. If an Optionee shall die while employed by or in service to the Corporation or a Subsidiary Corporation, or if the Optionee's employment or service shall terminate or cease by reason of Disability or Retirement, all Options theretofore granted to such Optionee, to the extent exercisable on the date of death or separation, may be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Optionee, at any time within three (3) years after the date of death or termination by reason of Disability or Retirement, or at such later time as the Committee may in its discretion determine, but in any event not beyond the date on which the Option would otherwise expire pursuant to Section 6(e) hereof.

          (h) Nontransferability of Options. Options granted under the Plan shall not be transferable except (i) by will or the laws of descent and distribution, or (ii) as specifically provided below in this Section
     (6)(h). Any Optionee may transfer Nonstatutory Stock Options to members of his or her Immediate Family (as defined below) if (x) the Option Agreement pursuant to which the Nonstatutory Stock Option was granted so provides,
     (y) such agreement was approved by the Board or the Committee, and (z) the Optionee does not receive any consideration for the transfer. "Immediate Family" means children, grandchildren, and spouse of the Optionee or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any Nonstatutory Stock Option agreement may be amended to provide for the transferability feature as outlined above, provided that such amendment is approved by the Board or the Committee. Any Nonstatutory Stock Option not granted pursuant to an Option Agreement expressly permitting its transfer shall not be transferable. During the lifetime of the Optionee, Options may be exercised only by the Optionee, the guardian or legal representative of the Optionee, or the transferee as permitted under this Section 6(h).

          (i) Special Provisions Applicable to Incentive Stock Options. The provisions of this Section 6(i) shall apply to the grant of Incentive Stock Options, notwithstanding any other provision of the Plan to the contrary. Only employees of the Corporation or any Subsidiary Corporation may be granted Incentive Stock Options under the Plan. In the case of any Incentive Stock Option, to the extent the aggregate Fair Market Value (determined at the time such Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other Incentive Stock Option plans of the Corporation and any Subsidiary Corporation) exceeds $100,000, such Option shall be treated as a Nonstatutory Stock Option. In no event shall any employee who, at the time such employee would otherwise be granted an Option, owns (within the meaning of Section 424(d) of the Code) stock of the Corporation or any Subsidiary Corporation possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary Corporation, be eligible to receive an Incentive Stock Option under the Plan. To the extent an Incentive Stock Option is exercised more than three months following the termination of the Grantee's employment (other than a termination resulting from the Grantee's death or Disability), such Option shall be treated as a Nonstatutory Stock Option.

          (j) Effect of Certain Changes. (1) If there is any change in the shares of Common Stock through the declaration of stock dividends, distributions made with respect to shares of Common Stock, recapitalizations, restructurings, stock splits, or combinations or exchanges of such shares, or the like, then the number of shares of Common Stock or other securities available for Options, the kind and amount of shares and other securities covered by outstanding Options, and/or the Option Price, as appropriate, shall be adjusted as necessary to reflect equitably such change in the shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          (2) If an Acceleration Event (as defined below) shall occur while unexercisable Options remain outstanding under the Plan, such Options not theretofor exercisable by their terms shall become exercisable in full. An "Acceleration Event" shall occur if:

             (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who on the date hereof is a director or officer of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities;

             (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (A) or (C) of this Section 6(j)(2) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (C) there is consummated a merger or consolidation of the Corporation with any other entity other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

             (D) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

          Following the Acceleration Event, the Committee shall provide for the cancellation of all Options then outstanding. Upon such cancellation, the Corporation shall make, in exchange therefor, a cash payment for each such Option in an amount per share equal to the difference between the per share exercise price of such Option and the Fair Market Value of a share of Common Stock on the date during the prior sixty-day period that produces the highest Fair Market Value.

          (3) In the event of a change in the Common Stock of the Corporation as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

          (4) The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

          (5) Except as hereinbefore expressly provided in this Section 6(j), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

          (k) Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(j) hereof.

          (l) Performance Goals. The Committee may determine that the vesting and/or payment of an Option shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Grantees. The Committee shall have the authority to make equitable adjustments to any Performance Goal: in recognition of unusual or nonrecurring events affecting the Corporation, its financial statements or its shares; in response to change in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business; related to a change in accounting principles; or to reflect capital charges. With respect to Options granted to Executive Officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals. With respect to Grantees who are not Executive Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals applicable to any Option may include a threshold level of performance below which no portion of such Grant shall become vested and/or payable, and levels of performance at which specified percentages of such Grant shall become vested and/or payable.

          (m) Other Provisions. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, the imposition of (1) restrictions upon the exercise of an Option and (2) provisions that will result in the forfeiture of an Option and/or the shares acquired thereunder in the event the Optionee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers, as the Committee shall deem advisable.

7. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS AND RESTRICTED UNIT AWARDS.

     Each Restricted Stock Award and Restricted Unit Award granted under the Plan shall be evidenced by a written Restricted Award Agreement between the Corporation and the Grantee, which agreement shall comply with, and be subject to, the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

          (a) Number of Shares and Units. The Committee shall determine the number of Restricted Shares to be awarded to a Grantee pursuant to the Restricted Stock Award and the number of Restricted Units to be awarded to a Grantee pursuant to a Restricted Unit Award.

          (b) Nontransferability.  Except as set forth in subsections (f) and
     (h) of this Section 7, a Grantee may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares or Restricted Units awarded to said Grantee under this Plan, or any interest therein, except by will or the laws of descent and distribution, until the Restricted Period (as defined below) shall have elapsed. The Committee may also in its discretion impose such other restrictions and conditions on Restricted Shares and Restricted Units awarded as it deems appropriate including, without limitation, the imposition of provisions that will result in the forfeiture of Restricted Shares and Restricted Units in the event the Grantee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers. In determining the Restricted Period of an award, the Committee may provide that the restrictions shall lapse with respect to specified percentages of the awarded shares or units on successive anniversaries of the date of such award or upon the satisfaction of such other conditions as the Committee may impose, including, without limitation, the attainment of one or more Performance Goals. The Restricted Period shall not end with respect to a Restricted Stock Award or a Restricted Unit Award prior to one year following the date of grant, except for the Restricted Period of a Restricted Stock Award of 200 shares or less (as such shares may be appropriately adjusted by the Committee in the event of any change as set forth in Section 6(j)), which may end earlier than one year, but no earlier than 30 days following the date of grant. In no event shall the Restricted Period end with respect to a Restricted Stock Award or Restricted Unit Award prior to the satisfaction by the Grantee of any liability arising under Section 8 hereof. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect. The period during which such restrictions on transfer, and such other restrictions as the Committee may impose, are in effect is referred to as the "Restricted Period".

          (c) Certificates Representing Restricted Shares. The Corporation shall not be required to issue stock certificates representing Restricted Shares awarded to a Grantee until the Restricted Period related to such shares has lapsed. If any stock certificates representing Restricted Shares awarded pursuant to a Restricted Stock Award are issued prior to the lapse of the Restricted Period, such stock certificate shall bear an appropriate legend referring to such restrictions. Such certificates may be retained by the Corporation during the Restricted Period.

          (d) Termination. If the Grantee's continuous employment or service with the Corporation or any of its divisions or Subsidiary Corporations shall terminate for any reason prior to the expiration of the Restricted Period applicable to any Restricted Shares or Restricted Units granted to such Grantee, or prior to the satisfaction of any other conditions established by the Committee applicable to such Grant, any such Restricted Shares or Restricted Units then remaining subject to restrictions (after taking into account the provisions of subsections (f) and (h) of this
     Section 7) shall thereupon be forfeited by the Grantee and any such Restricted Shares shall be transferred to, and reacquired by, the Corporation or its Subsidiary Corporation at no cost to the Corporation or the Subsidiary Corporation. In such event, the Grantee, or in the event of his/her death, his/her personal representative, shall, with respect to any such shares, forthwith deliver to the Secretary of the Corporation any stock certificates in the possession of the Grantee or the Grantee's representative representing the Restricted Shares remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Corporation.

          (e) Rights as a Stockholder. Upon receipt by a Grantee of a Restricted Stock Award, the Grantee shall possess all incidents of ownership of the Restricted Shares (subject to subsection (b) of this Section 7), including, without limitation, the right to receive or reinvest dividends (to the extent declared by the Corporation) with respect to such shares and to vote such shares.

          (f) Effect of Certain Changes. The number of Restricted Shares or Restricted Units subject to a Grant shall be appropriately adjusted by the Committee in the event of any change in the shares of Common Stock set forth in Section 6(j)(1). Upon the occurrence of an Acceleration Event, as defined in Section 6(j)(2), all restrictions then outstanding with respect to a Restricted Stock Award and Restricted Unit Award shall automatically expire and be of no further force and effect.

          (g) Performance Goals. The Committee may determine that the vesting and/or payment of a Restricted Stock Award or a Restricted Unit Award shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Grantees. The Committee shall have the authority to make equitable adjustments to any Performance Goal: in recognition of unusual or nonrecurring events affecting the Corporation, its financial statements or its shares; in response to change in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business; related to a change in accounting principles; or to reflect capital charges. With respect to Restricted Stock Awards or Restricted Unit Awards granted to Executive Officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals. With respect to Grantees who are not Executive Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals applicable to any Restricted Stock Award or Restricted Unit Award may include a threshold level of performance below which no portion of such Grant shall become vested and/or payable, and levels of performance at which specified percentages of such Grant shall become vested and/or payable.

          (h) Other Provisions. The Committee shall have the authority (and the Restricted Award Agreement may so provide) to cancel all or any portion of any outstanding restrictions and conditions prior to the expiration of the Restricted Period with respect to all or part of a Restricted Stock Award or Restricted Unit Award on such terms and conditions as the Committee may deem appropriate. The Restricted Award Agreements authorized under this Plan shall contain such other provisions not inconsistent with the terms hereof as the Committee shall deem advisable.

8. WITHHOLDING TAXES.

     When a Grantee or other person becomes entitled to receive shares of Common Stock pursuant to the exercise of an Option or upon the lapse of restrictions relating to a Restricted Stock Award, or to receive a cash payment with respect to a Restricted Unit Award upon the lapse of restrictions relating thereto, the Corporation shall have the right to require the Grantee or such other person to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Unless otherwise prohibited by the Committee or by applicable law, satisfaction of the withholding tax obligation may be accomplished by any of the following methods or by a combination of such methods: (a) tendering a cash payment, (b) authorizing the Corporation to withhold from the shares of Common Stock or cash otherwise payable (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation and (c) delivering to the Corporation shares of Common Stock (provided that such shares shall have been held for at least one year) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

9. TERM OF PLAN.

     Unless terminated earlier by the Board, the term of this Plan shall be 10 years from the date the Plan was approved by stockholders after adoption by the Board. No Option, Restricted Stock Award or Restricted Unit Award shall be granted pursuant to this Plan later than May 1, 2013, but Options, Restricted Shares and Restricted Units theretofore granted may extend beyond that date in accordance with their terms.

10. AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may, at any time and from time to time, suspend, terminate, modify or amend the Plan. Except as provided in Section 6 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Grant previously made, unless the written consent of the Grantee is obtained. Furthermore, except as provided in Section 6 hereof, no modification or amendment of the Plan shall be made that, without the approval of stockholders, would:

          (a) increase the total number of shares reserved for the purpose of the Plan; or

          (b) reduce the exercise price for Options by repricing or replacing such Grants.

     The Committee shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price; provided, however, that this sentence shall not prohibit an exchange offer whereby the Corporation provides certain Grantees with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval.

11. EFFECTIVE DATE.

     The Plan was adopted on March 11, 2003 by the Board and will become effective on the date on which the Corporation's stockholders approve the Plan.

12. MISCELLANEOUS.

          (a) Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

          (b) Compliance with Legal Requirements. The Plan and the other obligations of the Corporation under the Plan and any agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock under any Grant as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations.

          (c) No Right to Continued Employment. Nothing in the Plan or in any agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Corporation or any of its divisions or Subsidiary Corporations, to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Corporation or such division or Subsidiary Corporation to terminate such Grantee's employment.

          (d) Grantee Rights. No Grantee shall have any claim to be made any Grant under the Plan, and there is no obligation for uniformity of treatment for Grantees. Except as provided specifically herein, a Grantee or a transferee of a Grant shall have no rights as a stockholder with respect to any shares covered by any Grant until the date of the issuance of a stock certificate for such shares.

          (e) Beneficiary. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

13. GOVERNING LAW.

     The Plan shall be construed and administered in accordance with the laws of the state of Delaware without regard to its principles of conflicts of law.

                          ANNTAYLOR STORES CORPORATION

    PROXY AND VOTING INSTRUCTION CARD FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 1, 2003

      To the extent the undersigned holds shares of Common Stock, par value $.0068 per share, of AnnTaylor Stores Corporation (the "Company") as a registered shareholder, the undersigned hereby appoints Barbara K. Eisenberg and James M. Smith, and each of them, proxies with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders to be held at The Peninsula Hotel, 700 Fifth Avenue, New York, New York, 10019 on May 1, 2003 at 9:00 a.m. local time and to vote, as provided below, all the shares of Common Stock of the Company which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof, with all power which the undersigned would possess if personally present. The undersigned hereby revokes any proxies submitted previously with respect to such Annual Meeting.

      To the extent the undersigned holds shares of Common Stock of the Company through participation in the AnnTaylor Associate Discount Stock Purchase Plan and/or the AnnTaylor 401K Savings Plan, the undersigned is hereby providing non-binding instructions to the respective plan administrator on how to vote the shares which the undersigned is entitled to vote in connection with the Annual Meeting of Stockholders.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" LISTED AND "FOR" EACH OF THE OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

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
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN (1) AND "FOR" PROPOSALS (2), (3) AND (4).

                                                            Please Mark Here [ ]
                                                            for Address
                                                            Change or
                                                            Comments
                                                            SEE REVERSE SIDE

(1) Election of the following nominees as Class III Directors:
    01 Gerald S. Armstrong,
    02 Wesley E. Cantrell and         FOR all        WITHHOLD AUTHORITY
    03 Hanne M. Merriman              nominees    to vote for all nominees
                                        [ ]                 [ ]

(INSTRUCTION: To withhold authority to vote for one or more individual nominee(s), write that nominee's name in the space provided below.)

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
(2) Re-approve the material terms of the                FOR   AGAINST   ABSTAIN
    performance goals under the Company's               [ ]     [ ]       [ ]
    Long Term Cash Incentive Compensation
    Plan, as amended.

(3) Approve the Company's 2003 Equity                   FOR   AGAINST   ABSTAIN
    Incentive Plan.                                     [ ]     [ ]       [ ]

(4) Ratify the engagement of Deloitte &                 FOR   AGAINST   ABSTAIN
    Touche LLP as independent auditors                  [ ]     [ ]       [ ]
    for fiscal year 2003.

        By checking the box to the right, I consent to future delivery    [ ]
        of the Company's annual reports, proxy statements, prospectuses and other materials and stockholder communications
        electronically via the Internet (through postings at a webpage which will be disclosed to me by the Company). I also consent to the future delivery of any notice to the Company's
        stockholders required under Delaware law electronically via the
        Internet (through postings at a webpage which will be disclosed to me) in accordance with Section 232 of the Delaware General
        Corporation Law. In addition, I expressly acknowledge and agree that the Company may no longer distribute printed materials to me until such consent is revoked. I understand that I may
        revoke my consent at any time by contacting the Company's
        transfer agent, Mellon Investor Services LLC, P.O. Box 3316,
        South Hackensack, NJ 07076-3316, and that costs normally
        associated with electronic delivery, such as the cost of
        Internet access and usage and telephone charges as well as any costs I may incur in printing documents, will be my
        responsibility. In addition, I understand that I may need to install Adobe Acrobat Reader to view documents in PDF format.
        A free copy of Adobe Acrobat Reader is currently available at
        http://www.adobe.com.


SIGNATURE                         SIGNATURE                         DATED
         ------------------------          ------------------------       ------
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. PLEASE SIGN AS NAME APPEARS HEREON. WHEN SIGNING AS AGENT, ATTORNEY, EXECUTOR, ADMINISTRATOR, GUARDIAN OR FIDUCIARY, OR FOR A CORPORATION OR PARTNERSHIP, INDICATE THE CAPACITY IN WHICH YOU ARE SIGNING. SHARES REGISTERED IN JOINT NAMES SHOULD BE SIGNED BY EACH.
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